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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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Janus Capital Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 4, 2005
Dear Shareholder:
      We cordially invite you to attend the Annual Meeting of Shareholders of Janus Capital Group Inc., which will be held at the JW Marriott Hotel, 150 Clayton Lane, Denver, Colorado, on Tuesday, May 10, 2005, at 10:00 a.m.
      At the meeting, you will be asked to vote on proposals to elect three directors, ratify the appointment of our independent accounting firm, approve the adoption of a long term incentive stock plan and consider other business as may properly come before the meeting.
      Enclosed is a notice of the Annual Meeting, the Proxy Statement and proxy card along with a copy of our Annual Report for the 2004 fiscal year.
      We encourage you to read the enclosed Proxy Statement and vote promptly. If you attend the Annual Meeting, you may vote in person even if you previously voted by proxy. Thank you for your interest and support.

Sincerely,

Steven L. Scheid
Chairman of the Board

NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
PROPOSALS YOU MAY VOTE ON
PROPOSAL NO. 1 -- ELECTION OF DIRECTORS
AUDIT COMMITTEE REPORT
PROPOSAL NO. 2 -- RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS
STOCK PERFORMANCE GRAPH
STOCK OWNERSHIP
EXECUTIVE OFFICERS OF THE COMPANY
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PROPOSAL NO. 3 -- APPROVAL OF THE 2005 LONG TERM INCENTIVE STOCK PLAN
EXECUTIVE COMPENSATION
SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING
HOUSEHOLDING
APPENDIX A
APPENDIX B
APPENDIX C

JANUS CAPITAL GROUP INC.
151 Detroit Street
Denver, Colorado 80206

NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS

       The Annual Meeting of Shareholders of Janus Capital Group Inc. will be held at the JW Marriott, 150 Clayton Lane, Denver, Colorado, on Tuesday, May 10, 2005, at 10:00 a.m., to:

1.	Elect three directors to the Board of Directors for three-year terms;

2.	Ratify the appointment of Deloitte & Touche LLP as our independent auditors;

3.	Approve the Janus Capital Group Inc. 2005 Long Term Incentive Stock Plan; and

4.	Transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.
      The record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting was the close of business on March 16, 2005. The accompanying Proxy Statement contains additional information regarding the matters to be acted on at the Annual Meeting.

By order of the Board of Directors,

John H. Bluher
Senior Vice President, General Counsel,
Chief Public Affairs Officer and Secretary
Denver, Colorado
April 4, 2005
YOUR VOTE IS IMPORTANT.
Please complete, sign, and return your proxy card in the enclosed envelope; or if you hold your shares in street name (through a broker or nominee), you may also submit your voting instructions by telephone or the Internet as instructed by such broker or nominee. Even if you think that you will attend the Annual Meeting, we ask you to please return the proxy card.

JANUS CAPITAL GROUP INC.
151 Detroit Street
Denver, Colorado 80206

PROXY STATEMENT
       This Proxy Statement, which was first mailed to shareholders on or about April 4, 2005, is being sent to you in connection with the solicitation of proxies by the Board of Directors of Janus Capital Group Inc. for the Annual Meeting of Shareholders to be held on Tuesday, May 10, 2005, at 10:00 a.m. In this Proxy Statement, we may refer to Janus Capital Group Inc. as the “Company,” “Janus,” “we,” “us” or “our.”
Voting Information

Record date
      The record date for the Annual Meeting was March 16, 2005. You may vote all shares of Janus’ common stock that you owned as of the close of business on that date. On March 16, 2005, 229,630,914 shares of common stock were outstanding for purposes of voting at the Annual Meeting. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

Votes required to conduct business at the Annual Meeting
      We need a majority of the shares of common stock issued and outstanding on March 16, 2005, which are entitled to vote, present in person or by proxy, to conduct business at the Annual Meeting.

Votes required to elect directors and to adopt other proposals
      The three nominees for director receiving a plurality (that is, the greatest number) of votes at the Annual Meeting will be elected as directors.
      The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote is required for the ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for 2005, and approval of the Janus Capital Group Inc. 2005 Long Term Incentive Stock Plan.

How to vote
      You may vote by proxy or in person at the Annual Meeting. You may vote by proxy even if you plan to attend the Annual Meeting.
      Voting by Proxy. If you hold shares in your name as a holder of record, you can vote your shares by proxy by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. If you hold your shares through a securities broker or nominee (that is, in “street name”), you may vote your shares by proxy in the manner prescribed in the voting form provided to you by such broker or nominee. Many brokers and nominees permit proxy voting by telephone and the Internet.
      Voting at the Annual Meeting. Submitting your proxy prior to the Annual Meeting does not limit your right to vote in person at the Annual Meeting if you should later decide to do so. If you should wish to vote in person at the Annual Meeting, we will pass out written ballots for such purpose as requested; however, if you hold your shares in street name, you must obtain a legal proxy from your broker or nominee and bring it to the Annual Meeting to vote in person at the Annual Meeting.

Revoking your proxy
      You can revoke your proxy at any time before your shares are voted at the Annual Meeting by (i) delivering a written notice of revocation to John H. Bluher, General Counsel and Secretary, Janus Capital Group Inc., 151 Detroit Street, Denver, Colorado 80206; (ii) completing, signing and submitting a new proxy card with a later date; or (iii) voting in person at the Annual Meeting. Merely attending the Annual Meeting will not revoke your proxy.

Returning your proxy without indicating your vote
      If you return a signed proxy card without indicating your vote and do not revoke your proxy, your shares will be voted as follows: FOR the election of the nominees for director named below; FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for 2005; FOR the approval of the Janus Capital Group Inc. 2005 Long Term Incentive Stock Plan; and, at the discretion of the person voting the proxy, on any other matter properly brought before the Annual Meeting.

Withholding your vote or voting to “abstain”
      In the election of directors, you can withhold your vote for any or all of the nominees. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome. With regard to the other proposals, you can vote to “abstain.” If you vote to “abstain,” your shares will be counted as present at the meeting for purposes of that proposal and your vote will have the effect of a vote against the proposal.

Street name shares may be voted even if you do not submit your proxy or attend the Annual Meeting
      Many shareholders hold stock in street name through a broker-dealer or other nominee. Most broker-dealers are members of the National Association of Securities Dealers, which generally does not allow them to vote shares held in street name unless they are permitted to do so under the rules of a national securities exchange to which they belong. Under the rules of the New York Stock Exchange (“NYSE”), NYSE member brokers who do not receive instructions from beneficial owners are entitled to vote on the proposals presented in this Proxy Statement at their discretion. If you do not vote your shares held in street name and your broker does not vote them, those shares will have no affect on the outcome of any matter voted on at the Annual Meeting.

Other matters to be decided at the Annual Meeting
      All of the matters we knew about as of April 4, 2005, to be brought before the Annual Meeting are described in this Proxy Statement. If any matters were to properly come before the Annual Meeting that are not specifically set forth on your proxy and in this Proxy Statement, the persons appointed by the Company to vote the proxies would vote on such matters at their discretion.

Postponement or adjournment of the Annual Meeting
      If the Annual Meeting were to be postponed or adjourned, your proxy would still be valid and may be voted at the postponed or adjourned meeting in the manner described in this Proxy Statement. You would still be able to revoke your proxy until it was voted.

Special instructions apply for employee plan shares
      Participants in the Employee Stock Ownership Plans (“ESOPs”) of the Company and Kansas City Southern (“KCS”) are provided a separate voting instruction card (accompanying this Proxy Statement) to instruct the trustee of these ESOPs on how to vote the shares of Janus common stock held on behalf of the participant. The trustee of each ESOP must receive your voting instructions for the common stock allocated to your ESOP account before May 5, 2005. If the trustee does not receive your voting instructions before that date, it will vote those shares as well as any shares held by the respective ESOP that are not allocated to participant accounts, subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, in the same proportion as the votes that it receives for the allocated shares held by the respective ESOP.

      On March 16, 2005, there were 3,888,614 outstanding Janus shares in the Janus 401(k), Profit Sharing and Employee Stock Ownership Plan (“Company ESOP”), and 1,035,413 outstanding Janus shares in the KCS ESOP.
Cost of Proxy Solicitation
      The Company will pay the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of your proxy. Our directors, officers and employees, who will receive no additional compensation for soliciting, and Georgeson Shareholder Communications Inc., may solicit your proxy by telephone or other means. The Company will pay Georgeson Shareholder Communications Inc. a fee of $12,000 plus expenses and will reimburse brokers for costs they incur in mailing proxy materials.

PROPOSALS YOU MAY VOTE ON
Proposal No. 1: Election of Directors
      The Company’s Board of Directors (the “Board”) has nominated Messrs. Paul F. Balser, Gary D. Black and Robert Skidelsky for election as directors of the Company for a term ending at the 2008 Annual Meeting. Detailed information about each of the Company’s nominees begins on page 5. If any director is unable to stand for re-election, the Board may reduce the size of the Board, designate a substitute or leave a vacancy unfilled. If a substitute is designated, proxies voting on the original director candidate will be cast for the substituted candidate. We expect that each nominee listed on page 5 will be able, and will not decline, to serve as a director.
      With respect to the election of directors, the three nominees for director receiving a plurality (that is, the greatest number) of votes at the Annual Meeting will be elected to the Company’s Board. Abstentions and withheld votes will be counted for purposes of determining the voting power present with respect to the election of directors, but will not have any effect on the outcome of the vote. Pursuant to Delaware law, a broker non-vote will not be treated as voting in person or by proxy on the proposal.
      The Board of Directors recommends that the stockholders vote “FOR” the election of each of the nominees listed in Proposal No. 1.
Proposal No. 2: Ratification of the Selection of Deloitte & Touche LLP as Independent Auditor
      The Audit Committee has recommended, and the Board has approved, the selection of Deloitte & Touche LLP as independent auditors of the Company for fiscal 2005, and is proposing that such selection be ratified by the Company’s shareholders. Deloitte & Touche has served as our independent auditors since 2002. Representatives of Deloitte & Touche will attend the Annual Meeting and will be available to answer appropriate questions. They will also have the opportunity to make a statement if they desire to do so.
      Audit services provided by Deloitte & Touche LLP during fiscal years 2003 and 2004 included an audit of the Company’s consolidated financial statements, a review of the Company’s Annual Report and certain other filings with the Securities and Exchange Commission (“SEC”). In addition, it provided various other services to the Company during fiscal years 2003 and 2004 as described under Proposal No. 2 which begins on page 13.
      The Board of Directors recommends that the stockholders vote “FOR” Proposal No. 2, ratifying the selection of Deloitte & Touche LLP as independent auditors for fiscal 2005.
Proposal No. 3: Approval of the 2005 Long Term Incentive Stock Plan
      The Compensation Committee has recommended, and the Board has approved, the adoption of the Company’s 2005 Long Term Incentive Stock Plan (the “2005 Plan”), subject to shareholder approval. The 2005 Plan provides for the granting of equity-based awards, including stock options, stock appreciation rights, restricted stock awards, stock awards and restricted stock units. It is intended that the 2005 Plan would replace the Company’s 1998 Long Term Incentive Stock Plan (the “1998 Plan”) when shares authorized under the 1998 Plan are depleted.
      The Board and the Compensation Committee are seeking shareholder approval of the 2005 Plan to provide long-term incentive compensation to our key employees in order to attract, motivate and retain them, and to align employees’ interests with the Company’s shareholders through increased director and employee ownership in the Company. Shareholder approval of the 2005 Plan requires the affirmative vote of a majority of the shares of Janus’ common stock present in person or represented by proxy and entitled to vote on the proposal. A more detailed summary of Proposal No. 3 begins on page 26.
      The Board of Directors recommends that the stockholders vote “FOR” Proposal No. 3, approving the Company’s 2005 Long Term Incentive Stock Plan.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
      Our Board of Directors currently has eleven (11) directors, divided into three classes. Members of each class serve for three-year terms. Shareholders elect one class of directors at each annual meeting.
      The Board has nominated Messrs. Paul F. Balser, Gary D. Black and Robert Skidelsky for election as directors of the Company for a term ending at the 2008 Annual Meeting. Messrs. Balser, Black and Skidelsky are current directors of the Company. Each nominee has indicated to the Company that he would serve if elected. We do not anticipate that any of Messrs. Balser, Black and Skidelsky would be unable to stand for election, but if that were to happen, the Board may reduce the size of the Board, designate a substitute or leave a vacancy unfilled. If a substitute is designated, proxies voting on the original director candidate will be cast for the substituted candidate.
Information about Nominees and Other Directors

Nominees for election to the Board of Directors for a three-year term expiring in 2008
      Paul F. Balser, age 63, has been a director of the Company since June 2000, and has served as lead director since August 2004. He has been a partner of Ironwood Partners, LLC of New York, New York, since December 2000 and a partner of Ironwood Manufacturing Fund LP of New York, New York, since July 2003. He was a partner of Generation Partners, L.P. of Greenwich, Connecticut, from August 1995 to September 30, 2004. All are investment firms specializing in privately negotiated equity transactions. He was a partner of Centre Partners, L.P., New York, New York, from September 1986 through July 1995, which also specializes in privately negotiated equity and venture capital investments. Mr. Balser is also a director of Tweedy, Browne Funds Inc., New York, New York, as well as several private companies. Mr. Balser was a director of Carbide/ Graphite Group, Inc., Pittsburgh, Pennsylvania, from 1988 until 2002; KSU from 1990 until 2000; DST Systems, Inc. (“DST”) from 1982 until 1990; and Scientific Games, Inc. from 1991 through 1999.
      Gary D. Black, age 45, has been Chief Investment Officer and President of the Company since April 2004, and director since May 2004. From 2001 until March 2004, he worked for Goldman Sachs Asset Management, most recently as Chief Investment Officer of the global equities business. From 1992 to 2001, he worked for Alliance Bernstein serving as a Senior Research Analyst and later as Executive Vice President and Head, Institutional Sales.
      Robert Skidelsky, age 66, has been a director of the Company since January 2001. Lord Skidelsky has been the Chairman of The Social Market Foundation, London, England, since 1992 and has served on the Board of the Greater European Fund since February 2005. He has also served as Chair of Political Economy at Warwick University, Coventry, England, since 1990. He is a fellow of the British Academy and an honorary fellow of Jesus College, Oxford University, Oxford, England. He was named to the United Kingdom Parliament’s House of Lords in 1991, and from 1998 to 1999 served as Principal Opposition Spokesman on Treasury Affairs, House of Lords.
       The Board of Directors recommends a vote “FOR” the election of each of the nominees.

Directors Continuing in Office — Terms Expiring in 2006
      Michael D. Bills, age 48, has been a director of the Company since March 2004. He has served as the President of Bluestem Asset Management, LLC since he founded the company in 2003. From 2001 to 2003, he served as the Chief Investment Officer for the University of Virginia Investment Management Company. Since 2000 and from 1992 to 1995, he has been a Visiting Scholar at the University of Virginia, McIntire School of Commerce. He has also served as Senior Managing Director of Tiger Management, LLC, a global money management firm from 1986 to 1991 and from 1995 to 1999. He is also a director of Integraph Corporation.
      Robert N. Burt, age 67, has been a director of the Company since March 2003. He served as the Chairman and Chief Executive officer of FMC Corporation from November 1991 until retiring in 2001.

Mr. Burt also served as the President of FMC Corporation from March 1990 through October 1993, Executive Vice President from September 1988 through March 1990 and general manager of FMC Corporation’s Defense Systems Group from 1983 to September 1988. Mr. Burt is also a director of Pfizer Inc. and Phelps Dodge Corporation.
      Landon H. Rowland, age 67, has been a director of the Company since June 2000, and served as Chairman of the Board from June 2000 until January 2003. He served as President and Chief Executive Officer of the Company from June 2000 until December 2002. Mr. Rowland was a director of KCS from May 1983 to May 2004, and was Chairman of the Board of KCS from May 1997 to December 2000, was President of KCS from July 1983 to July 2000, and was Chief Executive Officer of KCS from January 1987 to July 2000.
      Steven L. Scheid, age 51, has been Chairman of the Board of the Company since January 2004, Chief Executive Officer since April 2004 and a director of the Company since December 2002. He was vice chairman of The Charles Schwab Corporation and president of the Schwab Retail Group from 2000 to 2002. He also served as the Chief Financial Officer of The Charles Schwab Corporation from 1996 through 1999 and was Chief Executive Officer of Charles Schwab Investment Management from 1998 to 2000. From 2001 to 2002, Mr. Scheid served as the Federal Reserve Bank of San Francisco’s representative on the Federal Advisory Council in Washington, D.C., advising the Federal Reserve System on economic, banking and regulatory issues. Mr. Scheid is also a director of The PMI Group, Inc. and Auto Desk, Inc.

Directors Continuing in Office — Terms Expiring in 2007
      G. Andrew Cox, age 61, has been a director of the Company since October 2002. He has served as an adjunct professor at the Daniels College of Business, University of Denver since 1995. He served as vice president of investments and portfolio manager at Founders Family of Mutual Funds from 1977 to 1988, and as portfolio and security analyst for Berger Associates from 1972 to 1976. Mr. Cox also served as a director of Montgomery Partners and as a trustee of The Montgomery Funds, The Montgomery Funds II and The Montgomery Funds III from 1989 until 2004.
      James P. Craig, III, age 48, has been a director of the Company since October 2002. He is a principal of Opportunity Capital, a management company serving a charitable trust foundation. He served as vice chairman and chief investment officer of Janus Capital Corporation (“JCC”) (the predecessor entity to Janus Capital Management LLC (“JCM”), a direct subsidiary of the Company) from 1995 through September 2000, and as portfolio manager from 1986 through 2000, and as an analyst from 1983 through 1986.
      Deborah R. Gatzek, age 56, has been a director of the Company since March 2004. She is an attorney and mutual fund compliance consultant. She served as Chief Counsel, ING Americas, Mutual Fund Practice Group and Broker Dealer Practice Group from 2001 to 2003. She was a partner in Stradley, Ronan, Stevens & Young, a law firm, from 2000 to 2001, and she served as Senior Vice President and General Counsel of Franklin Resources, Inc. from 1983 through 1999.
      Robert T. Parry, age 65, has been a director of the Company since March 2005. He served as President and Chief Executive Officer of the Federal Reserve Bank of San Francisco from 1986 to 2004. He was Chief Economist of Security Pacific Corporation from 1970 to 1986. The appointment of Mr. Parry to the Board was recommended by Mr. Scheid, the Company’s Chairman and Chief Executive Officer, and such recommendation was presented to the Nominating and Corporate Governance Committee of the Board for evaluation. Mr. Parry is also a director of Countrywide Financial Corporation and PACCAR Inc.
Board of Directors Independence Determination
      The Board of Directors has established criteria for determining whether a director is independent from management. These criteria, which are included in the governance guidelines and set forth in Appendix A to this Proxy Statement, incorporate the director independence criteria included in the NYSE corporate governance listing standards (the “NYSE Listing Standards”). Based on questionnaires completed by each director, the Board has reviewed all relationships between each director and any member of his or her immediate family and the Company. Based on this review and the definition of independence in the Company’s corporate governance guidelines, the Board has determined that all current directors are independent other than Messrs. Scheid, Black and Rowland. In addition, all members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent.
Board of Directors Meetings and Committees
      The Board of Directors met thirteen (13) times during the 2004 fiscal year. Each incumbent director attended at least seventy-five percent (75%) of the aggregate of (i) the total number of meetings in 2004 of the Board of Directors (held during the period that he or she was a director) and (ii) the total number of meetings in 2004 of all committees of the Board on which he or she served (held during the period during which he or she was a director).
      The Board’s current standing committees include the following:

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of four independent directors appointed by the Board to serve one-year terms. The members of this Committee are Paul F. Balser, Robert N. Burt, G. Andrew Cox and Robert Skidelsky, each of whom is independent under the standards established by the Board and the NYSE. Mr. Balser is Chairman of this Committee. The Committee assists the Board of Directors in promoting the best interests of the Company and its shareholders through the implementation of sound corporate governance principles and practices. The functions performed by the Committee include (i) identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next annual meeting of shareholders; (ii) reviewing the qualifications and independence of the members of the Board and various committees on a regular periodic basis; (iii) recommending to the Board corporate governance guidelines and reviewing such guidelines and such charter on a regular basis to confirm that such guidelines and the Committee’s charter remain consistent with sound corporate governance practices and with any legal, regulatory or NYSE requirements; and (iv) leading the Board in its annual review of the Board’s performance. The Nominating and Corporate Governance Committee met seven (7) times during the 2004 fiscal year. The Committee operates pursuant to a written charter that was adopted by the Board of Directors and is posted on the Company’s Web site (http://ir.janus.com/governance.cfm).

The Nominating and Corporate Governance Committee will consider director nominees recommended by shareholders under the same procedure used for considering nominees recommended by management or other directors. A shareholder who desires to recommend a director-nominee should send a written statement to John H. Bluher, Senior Vice President, General Counsel, Chief Public Affairs Officer, and Secretary, Janus Capital Group Inc., 151 Detroit Street, Denver, Colorado 80206, by the 4th of January immediately preceding the Annual Meeting. The written notice should contain (i) proof of shareholder status of the person making the recommendation and a statement regarding the length of time that such person has been a shareholder; (ii) biographical information regarding the nominee of the type required by Regulation 14A under the Securities Exchange Act of 1934, as amended; and (iii) a statement explaining the shareholder’s basis for recommending the individual for the Committee’s consideration. The Committee does not have a formal process for identifying and evaluating director-nominees, however, the Committee generally strives to have each nominee satisfy, at least, the criteria set forth in the corporate governance guidelines. The Committee considers and evaluates the individual background and qualifications of each nominee and the extent to which such background and qualifications might benefit the Company based on the size and composition of the Board at the time.

Audit Committee. The Audit Committee consists of three independent directors appointed by the Board to serve one-year terms. The members of the Audit Committee are Robert N. Burt, Deborah R. Gatzek and Robert Skidelsky (with Robert T. Parry joining by May 10, 2005), each of whom is independent under the standards established by the Board, the NYSE and the SEC. Mr. Burt is Chairman of the Audit Committee. The Audit Committee assists the Board in monitoring (i) the integrity of the financial statements of the Company, (ii) the independent auditor’s qualifications and independence, (iii) the performance of the Company’s internal audit function and independent auditors,

(iv) the compliance by the Company with legal and regulatory requirements, and (v) the Company’s system of disclosure controls and system of internal controls over financial reporting. The Committee has the authority to select and retain (subject to the ratification of the Company’s shareholders), and terminate when appropriate, the Company’s independent auditor. The Audit Committee is responsible for setting the independent auditor’s compensation and overseeing the work of the independent auditor. It also pre-approves all audit services and all permitted non-audited services to be provided by the independent auditor. The Audit Committee oversees the resolution of disagreements between management and the independent auditors in the event that they arise. The Board of Directors has determined that each member of the Audit Committee meets the experience requirements of the NYSE and that Mr. Burt qualifies as an “audit committee financial expert” under the applicable SEC regulations. No member of the Audit Committee serves on an audit committee of more than two other public companies. The Audit Committee met eleven (11) times during the 2004 fiscal year. The Audit Committee operates pursuant to a written charter that was adopted by the Board and is posted on the Company’s Web site (http://ir.janus.com/governance.cfm).

Compensation Committee. The Compensation Committee consists of three independent directors appointed by the Board to serve one-year terms. The members of the Compensation Committee are Paul F. Balser, Michael D. Bills and G. Andrew Cox, each of whom is independent under the standards established by the Board and the NYSE. Mr. Cox is Chairman of the Compensation Committee. The Compensation Committee is appointed to discharge the Board’s responsibility relating to the determination of compensation of the Company’s independent directors and certain executive officers, and the review and approval of the compensation policy recommended by management with respect to all other employees. The Compensation Committee has the power to (i) authorize and determine all compensation and compensation plans for the officers and supervisory employees of the Company; (ii) administer the incentive compensation plans of the Company in accordance with the powers and authority granted in such plans; (iii) determine any incentive allowances to be made to officers and staff of the Company; and (iv) administer all stock option plans, stock purchase plans and other equity, compensation and certain benefit plans of the Company. The Compensation Committee met eighteen (18) times during the 2004 fiscal year. The Committee operates pursuant to a written charter that was adopted by the Board and is posted on the Company’s Web site (http://ir.janus.com/governance.cfm).

Corporate Governance

Governance Guidelines and Policies
      Consistent with the Board’s commitment to observing good corporate governance practices, the Board has implemented policies and procedures intended to meet the requirements of the recently adopted SEC and NYSE rules. As part of the process, the Board has revised and formalized the Company’s principles of corporate governance in the form of corporate governance guidelines, reviewed and revised (where appropriate) the charters of the standing committees of the Board, and adopted new policies and practices. The Company’s corporate governance guidelines are posted on the Company’s Web site (http://ir.janus.com/governance.cfm). The specific policies and guidelines that have been adopted and other actions taken include the following:
      Policies and guidelines:

•	At least a majority of the members of the Board are independent (currently sixty percent (60%) are independent members), and all members of the Nominating and Corporate Governance, Audit and Compensation Committees are independent.

•	The Board and each committee are required to undertake an annual self-evaluation.

•	No director may serve for more than five terms of three years each.

•	Directors are required to submit a letter of resignation at the first meeting after reaching the age 72.

•	No director may serve on the Board of more than four public companies other than the Company.

•	No member of the Audit Committee may serve on the audit committee of more than two public companies (in addition to the Company).
      Other actions taken:

•	Each director is required over the course of several years to acquire and maintain shares of Company common stock with a value (based on the value of the shares at the time of acquisition) equal to five times the annual retainer paid to directors for their service on the Board.

•	At least once every three years, a committee of independent directors will evaluate the Company’s shareholder rights plan.

•	Options issued by the Company may not be re-priced without approval of the Company’s shareholders.

•	The Company adopted the new accounting standard related to stock option expensing on October 1, 2004.

Executive Sessions of the Board of Directors
      The Board has determined that the non-executive members of the Board shall convene periodic executive sessions without participation by management directors at least once per year, which consists of only those directors who are independent under the standards established by the Board and the NYSE. The purpose of these sessions is to promote open discussion among non-employee/non-officer directors and provide an opportunity for the directors to address concerns about the Company, as well as the performance of the Board itself. These meetings are chaired by Mr. Balser who has been appointed by the Board to serve as lead director. The Board believes it is important to have an independent director be the lead director. During 2004, the Board met in a separate executive session one (1) time.

Director Attendance at Annual Meeting of Shareholders
      The policy of the Board is to encourage directors to attend the annual meeting of shareholders. All of the ten (10) then-incumbent directors attended the 2004 Annual Meeting of the Company’s shareholders.

Shareholder Communication with the Board of Directors
      Shareholders desiring to communicate with the Board, the lead director, the non-management directors as a group or any other individual members of the Board, including the Chairman of the Board, shall direct their communications to the attention of John H. Bluher, General Counsel and Secretary, Janus Capital Group Inc., 151 Detroit Street, Denver, Colorado 80206. All communications received other than commercial solicitations or communications that are frivolous or deemed to be not relevant to corporate matters will be forwarded to the Board or to the relevant member thereof.
Director Compensation
      Members of the Board who receive compensation as officers or employees of the Company do not receive any compensation for serving on the Board. Members of the Board who do not receive compensation as officers or employees of the Company receive the following director’s compensation:

•	an annual retainer of $50,000;

•	an additional retainer of $15,000 if the director chairs a committee;

•	in-person Board meeting fees of $2,000 per meeting;

•	in-person Committee meeting fees of $1,500 per meeting;

•	telephonic Board meeting fees of $1,000 per meeting;

•	telephonic Committee meeting fees of $750 per meeting; and

•	an annual restricted stock grant of immediately vested shares of Janus common stock, valued at approximately $100,000, awarded as soon as administratively practicable following each annual meeting of shareholders.
      In addition:

•	a member serving as the lead director receives an additional annual restricted stock grant of immediately vested shares of Janus common stock valued at $35,000;

•	upon joining the Board, a member of the Board receives a one-time restricted stock grant of Janus common stock with a three-year vesting schedule, valued at approximately $200,000;

•	a non-executive Chairman of the Board is entitled to receive an additional one-time grant of stock options valued at approximately $300,000 that vest over a three-year period (not currently applicable); and

•	a non-executive Chairman of the Board also receives an additional retainer of $250,000, payable in equal quarterly installments (not currently applicable).
      Finally, all members of the Board are reimbursed for reasonable travel and lodging expenses in connection with attending Board of Directors and Committee meetings.

Amended and Restated Director Deferred Fee Plan
      Under our Amended and Restated Director Deferred Fee Plan, a director may elect to defer payment of all or any part of the above fees until his or her service as a director is terminated. All monetary fees deferred under this plan are credited during the deferred period with the gains and losses of certain Janus-affiliated mutual funds elected by the director. All stock fees deferred under this plan are converted into restricted stock units at the time of grant or at the time of vesting. A director’s interest in the deferred monetary fees is payable only in cash in a single payment or in installments upon termination of service as a director. Any restricted stock units granted in connection with the deferral of stock fees are paid in the form of Janus common stock upon termination of service as a director. The Director Deferred Fee Plan is intended to comply with Section 409A of the Internal Revenue Code (the “Code”). Paul F. Balser, Michael D. Bills, G. Andrew Cox, Deborah R. Gatzek, Landon H. Rowland and Robert Skidelsky elected to participate in this plan during fiscal year 2004.

Legal Proceedings
      Subsequent to the initiation of the investigations by the New York Attorney General and the SEC relating to Janus’ involvement in market timing allegations, more than 60 civil lawsuits were filed in various state and federal courts against Janus and related entities and individuals, including current and former members of the Board. In general, these lawsuits allege that Janus allowed investors to engage in “market timing” trades in Janus mutual funds. Almost all the “market timing” lawsuits filed against Janus and related entities and individuals have been transferred to the Federal District Court in Baltimore, Maryland, for coordinated proceedings (Case Number MDL No 1586, 04-MD-15863, United States District Court for the District of Maryland). On September 29, 2004, five consolidated amended complaints were filed in the coordinated Maryland proceedings and generally supersede the previously filed complaints. The five complaints include (i) claims by a putative class of Janus mutual fund investors asserting claims on behalf of the investor class, (ii) derivative claims by investors in the Janus mutual funds ostensibly on behalf of the Janus mutual funds, (iii) claims on behalf of participants in the Janus 401(k) plan, (iv) claims brought on behalf of shareholders of the Company on a derivative basis against the Board, and (v) claims by a putative class of shareholders of the Company asserting claims on behalf of the shareholders. The final outcome of these actions cannot now be determined.
      For more information concerning this litigation, please see the Company’s financial statements, including Item 3 and note 17 to the consolidated financial statements, each in the Company’s Form 10K, filed on March 14, 2005.

      Notwithstanding anything to the contrary set forth in any of Janus’ previous filings under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, that incorporated future filings, including this Proxy Statement, the following sections titled “Compensation Committee Report on Executive Compensation,” “Stock Performance Graph” and “Audit Committee Report” shall not be incorporated by reference into any such filings, except to the extent Janus specifically incorporates any of the reports or the performance graphs by reference therein.
AUDIT COMMITTEE REPORT
      The Audit Committee of the Board is responsible for monitoring (i) the integrity of the financial statements of the Company, (ii) the independent auditor’s qualifications and independence, (iii) the performance of the Company’s internal audit function and independent auditors, (iv) the compliance by the Company with legal and regulatory requirements, and (v) the monitoring of the Company’s system of disclosure controls and its system of internal controls over financial reporting. The Audit Committee is composed of three non-employee directors and operates under a written charter adopted and approved by the Board. Each Audit Committee member is independent as defined by NYSE Listing Standards and the SEC rules.
      Management has primary responsibility for the financial reporting process, including the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. Management also has responsibility for establishing and maintaining the Company’s system of internal controls over financial reporting, and assessing the effectiveness of those controls annually, as required by Section 404 of the Sarbanes-Oxley Act of 2002. The independent auditors are responsible for auditing the Company’s financial statements and management’s conclusion that the Company’s internal control structure was effective as of December 31, 2004. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. Therefore, we have relied on the information provided to us and on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America, and we have also relied on the representations of the independent auditors included in their report on the Company’s financial statements.
      We held eleven (11) meetings during 2004. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors and the Company’s independent auditors, Deloitte & Touche LLP. We discussed with the Company’s internal auditors and independent auditors the overall scope and plans for their respective audits. We met with each of the internal and independent auditors and management separately and as a group to discuss the results of their examinations and their evaluations of the Company’s internal controls.
      We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2004, with management of the Company and Deloitte & Touche LLP.
      We also discussed with Deloitte & Touche LLP matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU Sec. 380).
      The Company’s independent auditors also provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and we discussed with the independent auditors their independence from the Company. When considering the independence of Deloitte & Touche LLP, we considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence.

      Following our review and these meetings, discussions and reports, and subject to the limitations of our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2004, be included in the Company’s Annual Report on Form 10-K filed with the SEC.

Members of the Audit Committee

Robert N. Burt, Chairman
Deborah R. Gatzek
Robert Skidelsky

PROPOSAL NO. 2 — RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP
AS INDEPENDENT AUDITORS
      The Audit Committee has appointed Deloitte & Touche LLP as independent auditors for the 2005 fiscal year. The Board is proposing that the appointment of Deloitte & Touche LLP be ratified by the shareholders of the Company, consistent with the Audit Committee’s charter. Deloitte & Touche LLP will audit our consolidated financial statements for the 2005 fiscal year and perform other services. If the appointment is not ratified by the shareholders of the Company, the Audit Committee will take that into account in determining whether to retain Deloitte & Touche LLP as independent auditors.
Fees Incurred by Company for Deloitte & Touche LLP
      The following table shows the fees paid or accrued by the Company for the audit and other services provided by Deloitte & Touche LLP for fiscal years ending December 31, 2004 and 2003, respectively.

	2004	2003

Audit Fees(1)	$756,000	$523,000
Audit-Related Fees(2)	203,000	78,000
Tax Compliance Fees(3)	765,000	690,000
Tax Consulting Fees	—	—

	$1,724,000	$1,291,000

All Other Fees	—	—

Total	$1,724,000	$1,291,000

(1)	Audit services consisted of the audit of the Company’s consolidated financial statements included in its Annual Report on Form 10-K, attestation work required by Section 404 of the Sarbanes-Oxley Act of 2002 in order to issue an opinion on management’s assessment of the effectiveness of internal controls over financial reporting, reviews of the consolidated financial statements included in its quarterly reports on Form 10-Q and other audit services that are normally provided in connection with statutory or regulatory filings.

(2)	Audit-related fees consisted of financial accounting and SEC reporting consultations, audits of the Company’s benefit plans, and other audit services not required by statute or regulation.

(3)	Tax compliance fees are for services rendered based upon facts already in existence or related to transactions that have already occurred. Such services in 2004 and 2003 consisted of federal, state and local income tax return assistance; sales and use, property and other tax return assistance; assistance with tax return filings in certain foreign jurisdictions; requests for technical advice from taxing authorities; assistance with tax audits and appeals; and preparation of expatriate tax returns.
The Audit Committee has determined that the provision of the services described above is compatible with maintaining the independence of Deloitte & Touche LLP.
      Audit Committee Pre-Approval Policies and Procedures. All services performed by Deloitte & Touche LLP subsequent to May 2003, were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee at its May 7, 2003, meeting, as amended at its meeting on November 10, 2003. This policy describes the permitted audit, audit-related, tax and other services (collectively, the “Disclosure Categories”) that the Company’s independent auditors may perform. The policy requires that a description of the services expected to be performed by the Company’s independent auditors in each of the Disclosure Categories be presented to the Audit Committee for approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

      In addition, although not required by the rules and regulations of the SEC, the Audit Committee generally approves a narrow range of fees associated with each proposed service. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the Company to receive immediate assistance from the independent auditor when time is of the essence.
      At each meeting, the Audit Committee reviews the status of services and fees incurred year-to-date against the original pre-approved services and the forecast of remaining services and fees for the fiscal year.
      Attendance at Annual Meeting. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting with the opportunity to make a statement and to answer shareholders’ appropriate questions.
       The Board of Directors unanimously recommends a vote “FOR” the proposal to ratify the appointment of Deloitte & Touche LLP.

STOCK PERFORMANCE GRAPH
      The following graph illustrates the cumulative total shareholder return (rounded to the nearest whole dollar) of our common stock during the period beginning June 26, 2000 (the first date of trading of our common stock in conjunction with the spin-off from KCS), through December 31, 2004, and compares it to the cumulative total return on the Standard & Poor’s (“S&P”) 500 Index and the S&P Diversified Financial Services Index. The comparison assumes a $100 investment on June 26, 2000, in our common stock and in each of the foregoing indices and assumes reinvestment of dividends, if any. This table is not intended to forecast future performance of our common stock.

	06/00	09/00	12/00	03/01	06/01	09/01	12/01	03/02	06/02	09/02	12/02	03/03	06/03	09/03	12/03	03/04	06/04	09/04	12/04

Janus Capital Group Inc. (JNS)	100	113	103	70	87	51	71	64	47	31	34	30	43	36	43	43	43	35	44
S&P 500/ Diversified Financials SUBIND (SP637)	100	120	116	100	110	87	100	101	87	68	77	74	92	99	107	114	105	103	114
S&P 500 Index (SPX)	100	99	91	80	84	72	79	79	68	56	60	58	67	68	76	77	78	77	83

Notes:	The S&P 500/ Diversified Financials is an index prepared by Standard & Poor’s Corporation, an independent company.
The S&P 500 Index (SPX) is an index prepared by Standard and Poor’s Corporation. The S&P 500 Index reflects the change in weighted average market value for 500 companies whose shares are traded on the New York Stock Exchange, on the American Stock Exchange and in the over-the-counter market.

STOCK OWNERSHIP
Stock Ownership of Certain Beneficial Owners and Management
      The table below sets forth information regarding beneficial ownership of our outstanding common stock as of March 18, 2005, by (i) beneficial owners of more than five percent (5%) of our outstanding common stock that have publicly disclosed their ownership, (ii) each named executive officer and each member of our Board, and (iii) all of our officers and directors as a group. The Company has no knowledge of any arrangement that would at a subsequent date result in a change in control of the Company.

	Shares of Common Stock
	Beneficially Owned(1)

Name	Number		Percentage

Ariel Capital Management, LLC	35,489,221	(2)	15.46%
FMR Corp.	22,141,223	(3)	9.65%
Highfields Capital Management LP and certain affiliates	21,322,987	(4)	9.29%
Blum Capital Partners, L.P.	12,750,000	(5)	5.56%
Steven L. Scheid	239,136	(6)	*
Chairman of the Board of Directors, Chief Executive Officer
Paul F. Balser	164,621	(7)	*
Director
Robin C. Beery	195,767	(6)	*
Executive Vice President, Chief Marketing Officer
Michael D. Bills	18,176	(7)	*
Director
Gary D. Black	683,341	(6)	*
Director, President, Chief Investment Officer
Robert N. Burt	41,131		*
Director
G. Andrew Cox	28,491	(7)	*
Director
James P. Craig	31,151		*
Director
Deborah R. Gatzek	18,176	(7)	*
Director
Girard C. Miller	83,627	(6)	*
Executive Vice President, Chief Operating Officer
Robert T. Parry	14,195		*
Director
Landon H. Rowland	3,819,858	(6)(7)(8)	1.66%
Director
Robert Skidelsky	34,454	(7)	*
Director
Loren M. Starr	264,122	(6)	*
Senior Vice President, Chief Financial Officer
Mark B. Whiston	267,374	(6)(9)	*
Former Chief Executive Officer
R. Timothy Hudner	147,197	(6)	*
Former Senior Vice President of Operations and Technology
All Directors and Executive Officers as a Group (20 Persons)(6)(7)(8)	6,372,182		2.78%

*	Less than 1% of the outstanding shares.

(1)	Ownership is based on the number of shares outstanding as of March 18, 2005, plus any shares that may be acquired upon the exercise of options, restricted stock unit distributions or other convertible securities that are exercisable on March 18, 2005, or will become exercisable within 60 days of that date. Except as noted, the holders have sole voting and dispositive power over the shares.

(2)	Based upon information in its Amendment No. 2 to Schedule 13G filed February 14, 2005. The address of Ariel Capital Management, LLC Inc. is 200 East Randolph Drive, Suite 2900, Chicago, Illinois 60601.

(3)	Based upon information in its Amendment No. 1 to Schedule 13G filed February 14, 2005. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(4)	Based upon information in its Amendment No. 1 to Schedule 13G filed February 14, 2005. The address of Highfields Capital Management LP is 200 Clarendon Street, Boston, Massachusetts 02117.

(5)	Based upon information in its initial Schedule 13D filed February 14, 2005. The address of Blum Capital Partners, L.P. is 909 Montgomery Street, Suite 400, San Francisco, California 94133.

(6)	Under applicable law, shares that are held indirectly may also be considered beneficially owned. Such shares included in the amounts shown above are as follows: Mr. Scheid owns 495 shares held in the Company ESOP; Mr. Black owns 495 shares held in the Company ESOP; Ms. Beery owns 5,957 shares held in the Company ESOP; Mr. Miller owns 1,016 shares held in the Company ESOP; Mr. Rowland owns 1,022,061 shares held in a revocable trust of which he is trustee; Mr. Starr owns 1,756 shares held in the Company ESOP; Mr. Whiston owns 41,010 shares held in the Company ESOP; and Mr. Hudner owns 1,633 shares held in the Company ESOP.

(7)	The restricted stock units held by certain directors do not have any voting rights, are entitled to dividend equivalents, and will be paid in shares of Company common stock upon termination of service as a director, all in accordance with the Amended and Restated Director Deferred Fee Plan. Such restricted stock units included in the amounts shown are as follows: Mr. Balser holds 8,986 units; Mr. Bills holds 10,457 units; Mr. Cox holds 11,908 units; Ms. Gatzek holds 10,457 units; Mr. Rowland holds 6,596 units; and Lord Skidelsky holds 6,596 units.

(8)	Mr. Rowland is deemed to beneficially own 942,769 shares held by his wife in a revocable trust of which she is trustee.

(9)	The amount shown above reflects the number of shares of Company common stock held by Mr. Whiston to the best of the Company’s knowledge as of April 20, 2004, and may not reflect any subsequent purchases or sales by Mr. Whiston.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and beneficial owners of more than ten percent (10%) of the Company’s equity securities to file reports of holdings and transactions in the Company’s equity securities with the SEC and the NYSE generally within two business days of a reportable transaction. As a practical matter, the Company seeks to assist its directors and executives by monitoring transactions and completing and filing reports on their behalf. Based solely on its review of Section 16 reports prepared by or furnished to the Company, we believe that all Section 16(a) SEC filing requirements applicable to our directors and executive officers for fiscal 2004 were timely met, except for one late Form 4 filing previously reported in last year’s Proxy Statement.

EXECUTIVE OFFICERS OF THE COMPANY
      The following is a list of individuals serving as executive officers of the Company as of the date of this Proxy Statement. All executive officers are elected annually and serve at the discretion of the Company’s Board of Directors.

Name	Age	Position

Steven L. Scheid	51	Chief Executive Officer and Chairman of the Board
Gary D. Black	45	President and Chief Investment Officer
Girard C. Miller	54	Executive Vice President and Chief Operating Officer
Robin C. Beery	37	Executive Vice President and Chief Marketing Officer
Dominic C. Martellaro	43	Executive Vice President and Managing Director of Intermediary Channels
John W. Zimmerman	42	Executive Vice President and Managing Director of Institutional Services
Loren M. Starr	43	Senior Vice President and Chief Financial Officer
John H. Bluher	47	Senior Vice President, General Counsel, Chief Public Affairs Officer and Secretary
Stephen H. Belgrad	42	Senior Vice President and Treasurer
Gregory A. Frost	34	Senior Vice President and Controller
Matthew R. Luoma	48	Vice President of Taxation
      Steven L. Scheid’s and Gary D. Black’s biographical information is included under “Proposal No. 1 — Election of Directors, Information about Nominees and Other Directors” above.
      Girard C. Miller has served as Chief Operating Officer and Executive Vice President of the Company since August 2003. He has also served as Chief Operating Officer and Executive Vice President of JCM since June 2003. He previously served as President and Chief Executive Officer of the ICMA Retirement Corporation from 1993 to June 2003.
      Robin C. Beery has served as Executive Vice President of the Company since February 2005, and Chief Marketing Officer of the Company since January 2003. She served as Senior Vice President of the Company from August 2003 to January 2005, and as Vice President of the Company from January 2003 to August 2003. She has served as Chief Marketing Officer and Vice President of JCM since April 2002. She previously served as Vice President and Director of Marketing and Communication for JCC from January 1997 to April 2002, and Assistant Vice President of Marketing for JCC from January 1997 to January 1999.
      Dominic C. Martellaro has served as Executive Vice President and Managing Director of Intermediary Channels of the Company and JCM since February 2005. He served as Senior Vice President of JCM from August 2004 to February 2005. He previously served as Managing Director at Front Point Partners from March 2003 to August 2004, and at Morgan Stanley Investment Management from December 1995 to March 2003.
      John W. Zimmerman has served as Executive Vice President and Managing Director of Institutional Services of the Company and JCM since February 2005. He served as Senior Vice President of the Company and Senior Vice President of Institutional Services of JCM from June 2004 to February 2005. He previously served as Managing Director of the Institutional Client Service Group from June 2003 to June 2004, and as Managing Director of Banc of America Capital Management from January 2000 to May 2004.
      Loren M. Starr has served as Chief Financial Officer of the Company since January 2003, and Senior Vice President of the Company since August 2003. He served as Vice President of the Company from January 2003 to August 2003. He has served as Chief Financial Officer of JCM (and JCC prior to the formation of JCM) since September 2001. From February 1998 to September 2001 he worked for Putnam Investments, most recently as its Head of Corporate Finance.

      John H. Bluher has served as Senior Vice President, General Counsel, Chief Public Affairs Officer and Secretary of the Company since August 2004. He previously served as General Counsel, Corporate Secretary and Director of Risk Management for Knight Trading Group, Inc. from June 2002 to July 2004. From January 2001 to April 2002, he served as Senior Vice President and Global Chief Compliance Officer at Prudential Securities, Inc., and from October 1997 to January 2001 he served as Executive Vice President and General Counsel for SunAmerica Financial Network, Inc.
      Stephen H. Belgrad has served as Senior Vice President of the Company since February 2005 and as Treasurer since January 2004. He previously served as Vice President of the Company from January 2004 to January 2005. He served as Vice President of Finance and Strategy for JCM since May 2003. He previously served as Executive Director, Financial Institutions Group, at Morgan Stanley & Co. from 1998 to April 2003.
      Gregory A. Frost has served as Senior Vice President of the Company since February 2005, and Controller since January 2003, and for JCM (and JCC prior to the formation of JCM) since January 2002. He previously served as Vice President of the Company from January 2003 to January 2005, and served as Controller and Assistant Treasurer for JCC from December 1997 to December 2001.
      Matthew R. Luoma has served as Vice President of Taxation of the Company since January 2004. He served as Vice President and Treasurer for the Company from January 2003 to January 2004, and for JCM since August 2002. He was Vice President of Tax and Accounting for JCM (and JCC prior to the formation of JCM) from November 1996 to August 2002.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The Compensation Committee of the Board (the “Committee”) is primarily responsible for reviewing, approving and overseeing Janus’ compensation plans and practices, and works with management and its independent consultant to establish Janus’ executive compensation philosophy and programs. The Committee is composed entirely of non-employee directors who are independent, as defined under our Corporate Governance Guidelines and the NYSE Listing Standards. The members of the Committee during the 2004 fiscal year were G. Andrew Cox, Paul F. Balser and Michael D. Bills.
The Committee’s Overall Executive Compensation Philosophy
      The compensation programs established by the Committee are designed to attract, motivate and retain highly qualified executives and senior professionals who are especially important to Janus’ long-term success. The Committee’s general philosophy is that the total compensation should vary with Janus’ performance in achieving financial and non-financial objectives and provide substantial incentives for consistently strong, long-term performance.
      The Committee utilizes the expertise and advice of an independent compensation consultant who provides market data and trends concerning compensation levels and practices of relevant competitors. Market information focuses on compensation in investment asset management companies, mutual fund and other financial services firms. Where appropriate, compensation market data is adjusted to reflect compensation levels at companies similar in size or other relevant characteristics. The Committee believes this broad sampling of financial-related companies provides a quality representation of the labor market for Janus executives.
      The Company primarily approaches this objective through three compensation components:

•	Base Salary: The Committee determines base salaries for executives based on competitive market practices, individual contribution and performance, and level of responsibility.

•	Annual Incentive Bonus: In addition to competitive base salaries, Janus provides its executives with the opportunity to earn annual incentive bonuses based on a combination of individual contribution and corporate performance. Consistent with past practice, actual awards can vary significantly with both individual and Janus performance.

•	Long-Term Incentive Compensation: One key component of the Committee’s strategy is to make stock-based or mutual fund-based incentives a significant portion of the total compensation opportunity, either through stock options, restricted stock or cash-deferred awards based on the performance of Janus mutual funds (mutual fund phantom units).
Compensation Decisions for Fiscal Year 2004

Base salaries
      As in the past, fiscal year 2004 base salaries for executive officers took into consideration a variety of factors, including:

•	the nature and responsibility of the position;

•	the experience and contribution of the individual executive;

•	to the extent available, salary norms for persons in similar positions at comparable companies; and

•	the recommendation of the Chief Executive Officer (except in the case of his own compensation).
      Among the executives whose compensation is reported under “Executive Compensation — Summary Compensation Table” below, all but Mr. Scheid are employed pursuant to written agreements described under “Employment and Change of Control Agreements with Executive Officers” below. Their salaries, as prorated or adjusted, are shown in the “Salary” column of the “Summary Compensation Table.”

      During the year, the Committee approved an increase in Robin Beery’s salary from $315,000 to $350,000. In approving the increase, the Committee took into account the factors described above as well as the Committee’s own assessment of the scope of Ms. Beery’s responsibilities and the quality of her leadership in promoting strategic growth.

Annual incentive bonuses for named executive officers
      The expectation is that an executive performing at more than a satisfactory level in a year when Janus fully achieves predetermined objectives would receive a market competitive annual incentive bonus award. In early 2004, the Committee identified adjusted operating income as the primary metric to fund the annual incentive bonus plan with the Committee retaining significant discretion with respect to the total amount available for bonus payments (subject to Section 162(m) compliance). After the end of the fiscal year, the Committee determined that the Company’s adjusted operating income was at a level where a certain percentage of the named executive officers’ target bonuses could be paid under either the 2004 executive incentive plan or the applicable employment agreement in accordance with Section 162(m).
      Although the Committee recognized the effectiveness of senior executives in meeting 2004 goals and objectives in the current regulatory and market environment, including improving investment performance and reducing outflows from the Janus mutual funds, the Committee made corresponding reductions from the 2004 bonus targets due to the Company’s financial performance where appropriate. Based upon these considerations with advice from the Committee’s independent consultant, the Committee awarded the bonuses as set forth in the “Executive Compensation — Summary Compensation Table.” The Committee anticipates that the design and performance metrics incorporated in the annual bonus program will evolve with the changing needs of both the internal and external business environment.

Long-term incentive compensation
      In 2004, under the Company’s 1998 Long Term Incentive Stock Plan (“1998 Plan”) and Employment Inducement Award Plan (“EIA Plan”), the Committee granted 6,676,584 stock options and 1,432,218 shares of restricted stock in 2004.
      In determining the amount of individual awards, the Committee strives to strike a balance between the cost of the long-term incentive awards to the Company and providing a meaningful incentive to the recipient. To determine both aggregate and individual equity awards, the Committee considered individual long-term incentive targets established earlier in the year that were then adjusted to reflect individual contribution and performance as well as Company performance. Stock option valuation models were utilized to calculate the value of each stock option to aid in sizing awards. In general, equity awards were intended to approximate a competitive long-term incentive opportunity in light of known awards by comparable companies.
      The 2004 grant levels were higher than levels typically associated with Company performance primarily due to employment inducement grants made to several new executives in senior management positions and in consideration of the portfolio managers’ early adoption of a new compensation philosophy and plan.

Compensation of the Chief Executive Officer
      In a formal two-meeting process, supplemented by a number of informal discussions, the Committee reviewed all components of Mr. Scheid’s compensation, including salary, bonus, equity and long-term incentive compensation, the benefit value to Mr. Scheid and the cost to the Company of all perquisites and other personal benefits, and the actual projected payout obligations under several potential severance and change-in-control scenarios. As the Company only recently implemented an Executive Income Deferral Program, the Committee will address the earnings and accumulated payout obligations under such non-qualified deferred compensation program in future meetings. At the first meeting, the Committee reviewed Mr. Scheid’s individual goals and objectives and evaluated his performance in view of his compensation targets. In the process of reviewing each compensation component, the Committee worked with its independent consultant and the Company’s human resources department to review information comparing Mr. Scheid’s compensation to other chief executive officers of comparable companies and also information showing the relationship between each management level of compensation within the Company. The comparisons included all components of compensation, both individually and in the aggregate.
      At the second meeting and without executive officers present, the Committee members, after having time between meetings to ask for additional information and to raise and discuss further questions, recommended Mr. Scheid’s compensation for Board approval. The components of Mr. Scheid’s compensation for fiscal year 2004 are identified below under “Executive Compensation — Summary Compensation Table.” Mr. Scheid’s total compensation is less than the Company’s next highest paid executive officer.
      The Committee believes Mr. Scheid has provided strong leadership for the Company by restructuring key parts of the business to address current market conditions and regulatory requirements, and has helped the Company adapt to new corporate strategies. Based on this review, the Committee finds that Mr. Scheid’s as well as the other named executive officers’ total compensation, including potential severance and change-in-control payouts, individually and in the aggregate, to be reasonable and not excessive.
2005 Executive Variable Compensation
      During the last quarter of 2004 and the first quarter of 2005, the Committee, with advice and assistance from an independent compensation consultant and working with Company management, devoted extensive attention to redesigning its approach to the variable compensation components of executive compensation, with particular emphasis on redefining the process for (i) funding bonus and long-term incentive pools and (ii) determining individual bonuses and long-term incentive grants for executive officers and other eligible individuals. The redesign efforts were completed in March 2005 and will be applied during fiscal year 2005.
      The Committee considered the following principal objectives in its redesign of the processes relating to annual incentive bonuses and long-term incentive grants:

•	Put additional weight on the Company’s practice of linking compensation with performance, measured at the Company and individual levels;

•	Align the executive’s total variable compensation with both the Company’s shareholders and Janus-affiliated mutual fund shareholders;

•	Grant long-term incentive awards in three primary forms: restricted stock, stock options and cash deferred awards based on the performance of Janus mutual funds;

•	Designate a certain percentage of senior executives’, portfolio managers’ and senior sales leaders’ total variable compensation in the form of long-term incentive awards;

•	Introduce new Company performance measurements for the acceleration of vesting of long-term incentive awards;

•	Establish new minimum Janus common stock ownership requirements for executive officers of the Company and key employees of the Company’s subsidiaries; and

•	Establish new minimum holding requirements in Janus-affiliated mutual funds for executive officers of the Company and key employees of the Company’s subsidiaries.
      This resulted in a program where Company performance goals and key strategic objectives are set to determine the maximum amount of funding for the entire pool of variable compensation for eligible executives and employees, and to establish the maximum possible payout per person for the applicable year. Individual performance is then a key consideration in determining individual awards. The Committee also implemented a new strategy with respect to long-term incentive awards whereby an executive’s total award is issued in the form of stock options, restricted stock and a cash-deferred award in the form of phantom units that will be based on the performance of Janus-affiliated mutual funds (“Janus mutual fund phantom units”).

      Beginning in fiscal year 2005, the annual incentive bonus and long-term incentive award process for executive officers named in the Executive Compensation — Summary Compensation Table in this Proxy Statement and for other executive officers will involve three basic steps:

•	During the first quarter of the fiscal year:

(i) Setting overall Company Performance Goals and Key Strategic Objectives (defined below) for the year; and

(ii) Setting a target bonus for each individual and setting long-term incentive compensation strategies.

•	After the end of the fiscal year:

(iii) Assessing actual performance against the predetermined Company performance and strategic goals as well as individual performance to determine the appropriate adjustment to individual target bonuses and long-term incentive compensation awards.
These three steps are described below:
      (1) Setting Company performance goals and key strategic objectives. In the first quarter of each fiscal year, the Committee, working with senior management and the Committee’s compensation consultant, will set performance goals and certain key strategic objectives for the Company which will supplement the performance target set in compliance with Section 162(m) in accordance with the Company’s past practice as described below under “Compliance with Section 162(m).” The determination of final bonus and long-term incentives for each executive will be based upon the performance and satisfaction of these measurements.
      For fiscal 2005, the following “Company Performance Goals” criteria have been established:

•	adjusted operating margin; and

•	long-term net flows into the Janus-affiliated mutual funds.
      In addition, the Committee established the following “Key Strategic Objectives” for 2005:

•	leverage and expand the product line based on existing core competencies;

•	expand Janus’ diversified distribution model to increase penetration in Janus’ three core channels;

•	reinforce the brand by emphasizing Janus’ unique, research-driven approaches to investing; and

•	enhance the alignment of employee and Janus interests.
      The Committee will weigh each of the measurements as it deems appropriate for each fiscal year. For fiscal 2005, the Committee has decided that the Company Performance Goals (collectively) and the Key Strategic Objectives (collectively) will be given equal weight for funding purposes. In determining the extent to which the pre-set measurements are met for a given fiscal year, the Committee will exercise its judgment on whether to reflect or exclude the impact of changes in accounting principles and extraordinary, unusual or infrequently occurring events reported in the Company’s public filings.
      (2) Setting bonus and long term incentive targets. The Committee has established bonus and long term incentive target amounts for each executive for 2005 subject to the conditions of payment as required by Section 162(m). The roll-up of these amounts represents the “at-target” incentive pools. Both a minimum below which no payment will be made and a maximum payout amount are established. Long term incentive compensation is described in more detail below.
      (3) Measuring performance. After the end of the fiscal year, the Committee will review the Company’s actual performance against each of the performance and strategic goals established at the outset of the year to make its determination for the funding of annual bonus and long term incentive awards. The Committee will then adjust individual awards based upon the Committee’s and management’s assessment of individual performance and contribution during the fiscal year. As in the past, actual annual bonus and long term incentive awards to individual eligible employees will remain subject to the overall discretion of the Committee, but subject to Section 162(m) where applicable.

Long-Term Incentive Compensation in 2005
      In December 2004, the Committee also approved a new approach to long-term incentive compensation as part of the modifications made to the total variable compensation philosophy for executives. The primary driver of the new approach was the Committee’s objective of further enhancing the alignment between Company and employee performance and the creation of both corporate and fund shareholder value. Key elements of the new long-term incentive philosophy include:

•	Implementing a four-year vesting schedule for all long-term incentive awards (subject to adjustments for new hires);

•	Introducing performance requirements for the acceleration of vesting of long-term incentive awards;

•	Establishing minimum stock ownership requirements for senior management;

•	Establishing Janus-affiliated mutual fund ownership requirements for senior management; and

•	Reducing the life of stock options from ten (10) years to seven (7) years.
      Mix of stock options, restricted stock and Janus mutual fund phantom units. The 2005 long-term incentive philosophy contemplates that long-term incentive compensation will generally take the form of a mix of stock options, restricted stock and Janus mutual fund phantom units. It is anticipated that for grants made to executives of the Company for 2005, the total value of a long-term compensation award will typically be broken down evenly between restricted stock, stock options and Janus mutual fund phantom units, with the portfolio managers’ long-term incentive awards being more heavily weighted to Janus mutual fund phantom units. The Committee may in the future make adjustments to this mix of award types or approve different award types, such as restricted stock units or stock appreciation rights, as part of the overall long-term incentive award.
      Vesting of long term incentive awards. Under the new philosophy, long term incentive awards will generally have a four-year vesting schedule, contingent upon the executive’s continued employment with the Company or one of its subsidiaries. However, the scheduled vesting can be accelerated based on positive changes to the Company’s full-year adjusted diluted earnings per share. However, for executives subject to Section 162(m), vesting of all awards will be subject to performance-based vesting requirements that will be established to satisfy Section 162(m).
      Stock and Janus-affiliated mutual fund ownership. As part of the redesigned long-term incentive compensation philosophy, the Committee has established new Janus equity and mutual fund ownership guidelines for executive officers of the Company and key employees of Janus affiliates, including those named in the Summary Compensation Table. These officers and employees will now be expected, over time, to acquire and hold positions in Janus equity and Janus-affiliated mutual funds equal in value to at least one to six times their base salary amounts in the aggregate, depending on their positions with the Company or its affiliates. The Committee believes that these ownership guidelines further enhance the alignment of executive and corporate and fund shareholder interests and thereby promotes the objective of increasing shareholder value.
      Stock options. The Committee anticipates that stock options will continue to be granted with exercise prices equal to the market price of the Company’s stock on the date of grant and will vest over four years, based on continued employment. The Committee anticipates that new option grants will have a term of seven (7) years rather than past option awards with a term of ten (10) years. The Committee has not granted, and will continue to not grant, stock options with exercise prices below the market price of the Company’s stock on the date of grant and will not reduce the exercise price of stock options without shareholder approval.
      Periodic review. The Committee intends to review the operation of the redesigned long-term incentive program at least annually to be assured that its key elements continue to meet the Company’s fundamental objective of enhancing the alignment of employee’s interests with those of its corporate and Janus mutual fund shareholders.
Compliance with Section 162(m)
      Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation greater than $1 million paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.
      The policy of Janus with respect to the tax deductibility of executive compensation is to generally structure programs to achieve deductibility under Section 162(m). In order to ensure that bonuses and long-term incentives paid to executives subject to Section 162(m) will be deductible by the Company, the specified performance target(s) set for each fiscal year under the executive total variable compensation plan must also be met. For fiscal year 2005, the performance criteria are those provided above under “Company Performance Goals and Key Strategic Objectives for 2005.”
      The Committee will strive to preserve the deductibility of executive compensation under Section 162(m), but the Committee reserves the flexibility to take actions that may be based on considerations in addition to tax deductibility. The Committee believes that shareholder interests are best served by not restricting the Committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Committee may from time to time approve components of compensation for certain officers that are not deductible.
Performance Orientation
      The 2005 compensation philosophy and strategy highlighted above reflect Janus’ continuing commitment to enhancing the tie between rewards and results. We believe the enhanced emphasis on performance strengthens the alignment of the interests of our executive team as well as all Janus employees with those of our shareholders and fundholders.

Respectfully,

Members of the Compensation Committee

G. Andrew Cox, Chairman
Paul F. Balser
Michael D. Bills

PROPOSAL NO. 3 — APPROVAL OF THE 2005 LONG TERM INCENTIVE STOCK PLAN
      The Company’s shareholders are being asked to approve the Company’s 2005 Long Term Incentive Stock Plan (the “2005 Plan”). Based upon the recommendation of the Board’s Compensation Committee, the Board has unanimously approved the 2005 Plan subject to shareholder approval at the Annual Meeting on May 10, 2005. The 2005 Plan would primarily govern grants of equity-based awards to employees. It is also intended that the 2005 Plan would replace the Company’s 1998 Long Term Incentive Stock Plan (the “1998 Plan”) when shares authorized for grant under the 1998 Plan are depleted.
      Shareholder approval of the 2005 Plan requires the affirmative vote of a majority of the issued and outstanding shares of Janus’ common stock present in person or represented by proxy and entitled to vote on the proposal. It is the intention of the persons named as proxy holders to vote to approve the 2005 Plan.
General Description of the 2005 Plan
      The following summary describes the material features of the 2005 Plan, but is not intended to be complete and is qualified in its entirety by reference to the 2005 Plan, a copy of which is attached as Appendix C to this Proxy Statement. The 2005 Plan will permit the grant of stock options, restricted stock, stock awards, stock appreciation rights and restricted stock units. As described more fully in the “Compensation Committee Report on Executive Compensation,” it is anticipated that participants will generally be granted a mix of restricted stock and stock options under the 2005 Plan. From time to time, the Compensation Committee (or as to non-employee directors, the Board) will determine who will be granted awards, the number of shares subject to such grants, any vesting schedules and all other terms of the awards.
      The 2005 Plan does not permit the repricing of options or stock appreciation rights, the granting of stock options with reload features or the granting of stock options with an exercise price below fair market value on the date of grant without the approval of shareholders. The 2005 Plan does not contain an “evergreen” provision that is intended to automatically increase the number of shares issuable under the 2005 Plan.
Philosophy and Purpose
      As described more fully in the “Compensation Committee Report on Executive Compensation,” the Compensation Committee has implemented new programs and guidelines with respect to the award of long-term incentive compensation to better align the relationship between Company and employee performance and the creation of Company shareholder and Janus-affiliated fund shareholder value.
      The 2005 Plan is designed to support the Company’s long-term business objectives in a manner consistent with our compensation philosophy. The Board believes that by allowing the Company to continue to offer its employees long-term incentive awards through the 2005 Plan, the Company will promote the following key objectives:

•	aligning the interest of key employees with those of the shareholders through increased employee ownership of the Company;

•	attracting, motivating and retaining key employees who will contribute to the Company’s long-term financial success; and

•	providing incentive compensation opportunities in a highly competitive industry for top talent.
      The Compensation Committee intends that equity grants authorized by the 2005 Plan would be awarded in furtherance of this philosophy and guidelines.
Shares Authorized
      A maximum of 15,000,000 shares of Janus Capital Group Inc. common stock will be reserved for issuance under the 2005 Plan. The Board believes that this number represents reasonable potential equity dilution and provides a significant incentive for employees to increase the value of the Company for all shareholders. Based on historical grant levels, the Company anticipates that the available shares under the

2005 Plan will be depleted between four and six years. In addition, the Board and the Company’s current intention is to continue to purchase outstanding Company common stock on the open market through its stock repurchase program in order to manage equity dilution and to increase shareholder value. The market value of shares of the Company’s common stock as of the record date (March 16) was $14.06.
      As of the record date, Janus had 229,630,914 shares of common stock outstanding. The new shares available under the 2005 Plan would represent an additional equity overhang of approximately 6.1%. The current overhang for existing Janus equity plans (including outstanding stock options and shares available for grant under the 1998 Plan and the Janus Employment Inducement Award Plan (the “EIA Plan”)) is approximately 8.7%. Including the proposed new shares, the potential equity overhang from all equity incentives granted and available to employees and directors would result in a maximum potential equity overhang of approximately 13.9%.(1) Included in the equity overhang calculations are 15.1 million stock options with exercise prices greater than the current market price per share of $14.06.
      Of this amount, no more than 5,000,000 shares may be issued pursuant to grants of all restricted stock awards, restricted stock units or stock awards in the aggregate during the term of the 2005 Plan. A participant may receive multiple awards under the 2005 Plan. In any calendar year, no eligible participant may be granted more than one percent (1%) of the total outstanding shares of the Company, and may not be granted more than 2,000,000 shares under the 2005 Plan. In addition, all shares subject to a SAR award that are settled in shares shall be counted in full against the number of shares reserved for issuance under the 2005 Plan. These limitations on grants to an individual will be applied in aggregate to all awards granted under any equity-based compensation plan of the Company.
      Shares delivered under the 2005 Plan will be authorized but unissued shares of Janus common stock, treasury shares or shares purchased in the open market or otherwise. To the extent that any award payable in shares is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made, the shares covered thereby will no longer be charged against the maximum share limitation and will be returned to the number of shares available for issuance under the 2005 Plan.
History
      As of the record date, there were 1,837,216 shares available for grant under the 1998 Plan. The 1998 Plan initially authorized 30,000,000 shares to be available for issuance. In connection with the spin-off of the Company (formerly Stilwell Financial Inc.) from KCS in July 2000, 16,698,302 shares were issued under the 1998 Plan to then-current shareholders that included employees, officers, and directors of Stilwell, KCS and DST. Except for Mr. Landon Rowland, a current director of the Company, and a few long-time employees of the Company’s affiliates, none of the eligible participants under the proposed 2005 Plan participated in the spin-off distribution. Of the remaining available shares under the 1998 Plan, the Board and the Compensation Committee have approved awards totaling 11,464,482 shares since the spin-off in July 2000.
      As of the record date, 2,032,664 shares remain available under the Janus Employment Inducement Award Plan (the “EIA Plan”), out of a total of 4,000,000 shares initially available for issuance. In accordance with the NYSE rules, the EIA Plan only permits awards to newly hired employees of the Company or its subsidiaries to induce them to become employed by a Janus entity. Any award granted under the EIA Plan requires the issuance of a press release. The EIA Plan has not been approved by the Company’s shareholders.
      Prior to the relocation of the Company’s management and operations from Kansas City, Missouri to Denver, Colorado, certain employees of the Company’s subsidiary, Janus Capital Management LLC (“JCM”), owned limited liability company minority interests in JCM. Once the Company’s management

1 Equity overhang is calculated as all stock options issued and outstanding under current plans plus shares available for grant under the 1998 Plan and the EIA Plan divided by (a) the total shares of common stock outstanding as of the record date (which includes 6.6 million shares of unvested restricted stock awards that have voting and dividend rights) + (b) shares in the numerator.

commenced operations in Denver, Colorado, the Board believed it was important to align the Company and its subsidiaries’ officers’ and employees’ ownership interests with Company shareholders. Accordingly, in March 2003, the JCM minority interests were converted to Company common stock through a merger transaction. As of the record date, 4,799,923 shares of restricted stock remain unvested which will vest over the next two years with the last portion scheduled to vest in March 2007.
Eligibility and Participation
      All employees of the Company and its subsidiaries are eligible to receive awards under the 2005 Plan, but awards are generally limited to approximately 275 management-level employees. The 2005 Plan also provides flexibility to grant equity-based awards to the Company’s independent contractors and non-employee directors. The Board expects that the one-time and annual awards granted to non-employee directors under the 1998 Plan will be continued under the 2005 Plan, and any change to that program would be determined by the Board in the future.
Plan Administration
      The Compensation Committee, comprised solely of independent directors, is the administrator of the 1998 Plan and the proposed 2005 Plan, and determines and approves the eligible participants, the aggregate value of the awards per grant date (subject to certain awards intended to comply with Section 162(m)), the types of awards, the applicable vesting schedule (if any), and the terms and conditions of all awards. The Compensation Committee will have the discretionary authority to interpret the 2005 Plan; to prescribe, amend and rescind rules and regulations relating to the 2005 Plan; and to make all other determinations necessary or advisable for the administration of the 2005 Plan. The Compensation Committee may delegate authority to administer the 2005 Plan as it deems appropriate, subject to the express limitations set forth in the 2005 Plan. In the case of awards under the 2005 Plan to non-employee directors, the powers of the Compensation Committee will be exercised by the full Board.
Compliance with Section 409A of the Code
      All awards granted under the 2005 Plan that are subject to Section 409A of the Code (governing the taxation of non-qualified deferred compensation) will be made in a manner intended to be compliant with the requirements Section 409A.
Types of Plan Awards
      As described in the “Compensation Committee Report on Executive Compensation,” the Company’s current equity compensation awards to employees are generally composed of stock options and restricted stock. The 2005 Plan, similar to the 1998 Plan, also permits the Compensation Committee to grant other equity instruments to preserve the Company’s flexibility. The types of awards that may be issued under the 2005 Plan are described below.

Stock Options
      Stock options granted under the 2005 Plan may be either non-qualified stock options or incentive stock options qualifying under Section 422 of the Code. The price of any stock option granted may not be less than the fair market value of Janus common stock on the date the option is granted. The option price is payable in cash, in shares of Janus common stock, through a cashless exercise or as otherwise permitted by the Compensation Committee.
      The Compensation Committee determines the terms of each stock option grant at the time of the grant. Generally, all options will terminate after a seven (7) year period from the date of the grant. The Compensation Committee specifies at the time each option is granted the time or times at which, and in what proportions, an option becomes vested and exercisable. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Compensation Committee or both. The Compensation Committee may accelerate the vesting of options at any time.
      In general, (i) vested and unvested stock options expire twelve (12) months after termination of service, if service ceases due to disability; (ii) vested and unvested stock options expire eighteen (18) months after termination if service ceases when the participant is eligible to receive retirement benefits under a Company pension plan or if the participant died while employed by the Company or any of its affiliates; (iii) vested and unvested stock options expire three (3) months after termination by a Janus entity if service ceases for any other reason other than termination for cause as described in the 2005 Plan (unvested stock options immediately expire if the participant terminates his or her employment); and (iv) vested and unvested stock options expire immediately upon termination for cause.

Stock Appreciation Rights
      A stock appreciation right (an “SAR”) entitles the participant, upon settlement, to receive a payment based on the excess of the fair market value of a share of Janus common stock on the date of settlement over the base price of the right, multiplied by the applicable number of shares of Janus common stock. SARs may be granted on a stand-alone basis or in tandem with a related stock option. The base price may not be less than the fair market value of a share of Janus common stock on the date of grant. The Compensation Committee will determine the vesting requirements and the payment and other terms of an SAR, including the effect of termination of service of a participant. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Compensation Committee or both. Generally, all SARs will terminate after the seven (7) year period from the date of the grant. SARs may be payable in cash or in shares of Janus common stock or in a combination of both.
      The Company does not currently have any SARs outstanding except the Limited SARs (providing for benefits substantially equivalent to options terminated in the context of a change of control) attached to outstanding stock options granted prior to January 2005 under the 1998 Plan.

Restricted Stock
      A restricted stock award represents shares of Janus common stock that are issued subject to restrictions on transfer and vesting requirements as determined by the Compensation Committee unless otherwise determined by the Compensation Committee, restricted stock vests once a participant becomes retirement eligible. The value of any restricted stock grant will be based on the fair market value of Janus common stock on the date the restricted stock is granted. Vesting requirements may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Compensation Committee or both provided that if the vesting conditions relate exclusively to the passage of time and continued employment, then except for grants to newly hired employees or newly engaged consultants or directors, the vesting period will not be less than 36 months, with one-third of the award vesting every twelve months. Subject to the transfer restrictions and vesting requirements of the award, the participant will have the same rights as a Janus shareholder, including all voting and dividend rights, during the restriction period, unless the Compensation Committee determines otherwise at the time of the grant.

Restricted Stock Units
      An award of restricted stock units provides the participant the right to receive a payment based on the value of a share of Janus common stock. Restricted stock units may be subject to such vesting requirements, restrictions and conditions to payment as the Compensation Committee determines are appropriate. Vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified business performance goals established by the Committee or both. A restricted stock unit award may also be granted on a fully vested basis, with a deferred payment date. Restricted stock unit awards are payable in cash or in shares of Janus common stock or in a combination of both. Restricted stock units may also be granted together with related dividend equivalent rights.

Stock Awards
      A stock award represents shares of Janus common stock that are issued free of transfer restrictions and forfeiture conditions and the participant is entitled all the rights of a shareholder (subject to Rule 144 restrictions, if applicable). A stock award may be granted for past services, in lieu of bonus or other cash compensation, as director compensation or for any other valid purpose as determined by the Compensation Committee.
Performance Criteria
      Restricted stock, restricted stock units, and other awards (other than stock options and other awards based solely on the increase in stock price) that are intended to qualify under Section 162(m) of the Code as “performance-based compensation” shall generally vest on upon the attainment of specified business performance goals based on any or all of the following or any combination thereof: (a) stock price; (b) market share; (c) sales (gross or net); (d) asset quality; (e) non-performing assets; (f) earnings per share; (g) return on equity; (h) costs; (i) operating income; (j) net income; (k) marketing-spending efficiency; (l) return on operating assets; (m) return on assets; (n) core non-interest income; (o) fund performance; (p) pre-tax margin; (q) pre-tax income; (r) levels of cost savings; (s) operating margin; and/or (t) flows into Janus products (net or gross). Any of the foregoing performance measures may be applied, as determined by the Compensation Committee, in respect of the Company or any of its subsidiaries, affiliates, business units or divisions and/or the Company’s or any of its subsidiary’s, affiliate’s, business unit’s or division’s worldwide, regional or country specific operations (or any combination of the foregoing). The Compensation Committee shall have the right but not the obligation to make adjustments to a performance measure to take into account any unusual or extraordinary events, to the extent not inconsistent with the requirements of the performance-based exception under Section 162(m) of the Code.
Section 162(m) Awards
      The 2005 Plan is designed to meet the requirements for deductibility of executive compensation under Section 162(m) of the Code with respect to stock options and stock appreciation rights under the 2005 Plan that are intended to qualify as “performance-based compensation.” Other awards may qualify under Section 162(m) if they are granted in accordance with the Company’s executive compensation program and subject to performance conditions as specified in that program. Under Section 162(m), the terms of the award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award, and must preclude discretion to increase the amount of compensation payable under the terms of the award (but may give the Compensation Committee discretion to decrease the amount of compensation payable).
Effect of a Change of Control
      Awards under the 2005 Plan are generally subject to special provisions upon the occurrence of a “change of control” (as defined in the 2005 Plan) transaction with respect to the Company. Generally, under the 2005 Plan, upon a change of control, all unvested awards will become fully vested, unless the actual award agreement specifies otherwise.
Transferability
      All awards granted under the 2005 Plan may not be assigned, transferred, pledged or otherwise disposed, except upon death, either by the participant’s will or the laws of descent and distribution or through a beneficiary designation, or in the case of awards other than incentive stock options, during the participant’s lifetime to immediate family members of the participant and others as may be approved by the Compensation Committee.

Changes in Capitalization
      In the event of recapitalizations, reclassifications or other specified events affecting the Company or shares of Janus common stock, appropriate and equitable adjustments may be made to the number and kind of shares of Janus common stock available for grant, as well as to other maximum limitations established under the 2005 Plan; and equitable adjustments may be made to the number and kind of shares of Janus common stock subject to outstanding awards, and the exercise price subject to outstanding awards (including canceling awards in exchange for cash or other property).
Term, Amendment and Termination
      The 2005 Plan will have a term of ten (10) years expiring in May 2015, unless earlier terminated by the Board. The Board may at any time terminate the Plan, and may from time to time amend or modify the Plan. The Board may seek the approval of any amendment or modification by the Company’s shareholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the NYSE listing requirements or another exchange or securities market or for any other purpose. It is intended that no amendment or modification of the 2005 Plan will adversely affect any outstanding award without the consent of the grantee.
New Plan Benefits
      Future benefits under the 2005 Plan are not currently determinable as no awards have been made under it, and the Company does not intend to make any awards under it until fiscal year 2006. The table below sets forth the number and value of awards granted under the 1998 Plan and the EIA Plan to each named executive officer, all executive officers as a group, non-employee directors as a group, and all employees including all current officers who are not executive officers, as a group in fiscal year 2004.

	Dollar Value	Number
Name and Position	($)(1)	of Units

Steve Scheid, Chief Executive Officer
Restricted Stock	800,013	54,883
Stock Options	2,900,007	364,543
Gary Black, Chief Investment Officer
Restricted Stock	4,700,007	303,618
Stock Options	8,000,001	1,125,176
Girard Miller, Chief Operating Officer
Restricted Stock	-0-	-0-
Stock Options	900,005	135,136
Loren Starr, Chief Financial Officer
Restricted Stock	-0-	-0-
Stock Options	600,006	90,091
Robin Beery, Chief Marketing Officer
Restricted Stock	-0-	-0-
Stock Options	500,006	75,076
Executive Group
Restricted Stock	7,297,900	481,531
Stock Options	14,550,049	2,041,687
Non-Executive Director Group
Restricted Stock/ Restricted Stock Units	1,236,697	78,278
Stock Options	-0-	-0-
Non-Executive Officer Employee Group
Restricted Stock	14,300,327	872,409
Stock Options	30,755,782	4,634,897

(1)	Values shown for restricted stock were the present value of the awards using the average of the high and low stock price on the NYSE on the date of grant. Values shown for stock options were the present value of the award at the time of grant applying a Black-Scholes calculation methodology (see, “Option Grants in Last Fiscal Year,” footnote #2).
Federal Income Tax Consequences

Incentive Stock Options
      An incentive stock option results in no taxable income to the optionee or a deduction to the Company at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period, however (i.e., a “disqualifying disposition”), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, the Company will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation. The optionee’s basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-Qualified Stock Options
      A non-qualified stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option price and the then market value of the shares. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation recognized by the optionee.
      The optionee’s basis in such shares is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.
      If a non-qualified option is exercised by tendering previously owned shares of the Company’s common stock in payment of the option price, then, instead of the treatment described above, the following generally will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged; the optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee’s basis in such excess shares will be equal to the amount of such compensation income; and the holding period in such shares will begin on the date of exercise.

SARs
      Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted. If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If an employee receives the appreciation inherent in the SARs in shares of common stock, the spread between the then current market value and the base price will be taxed as ordinary income to the employee at the time it is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the settlement of an SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement. The federal income tax treatment of SARs may be affected beginning in 2005 by recently enacted changes in the Code.

Other Awards
      The current U.S. federal income tax consequences of other awards authorized under the 2005 Plan are generally in accordance with the following: (i) restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; (ii) restricted stock unit awards are generally subject to ordinary income tax at the time of payment; and (iii) unrestricted stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Section 162(m)
      Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m). Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thus allowing the Company the full federal tax deduction otherwise permitted for such compensation. If approved by the Company’s shareholders, the 2005 Plan will enable the Compensation Committee to grant awards that will be exempt from the deduction limits of Section 162(m).

Tax Treatment of Awards to Non-Employee Directors and to Employees Outside the United States
      The grant and exercise of options and awards under the 2005 Plan to non-employee directors and to employees outside the United States may be taxed on a different basis.

Equity Compensation Plan Information (as of December 31, 2004)

	Number of Securities
	to Be Issued Upon	Weighted Average
	Exercise of	Exercise Price of	Number of Securities
	Outstanding Options,	Outstanding Options,	Remaining Available
	Warrants and Rights	Warrants and Rights	for Future Issuance
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders
1998 Long Term Incentive Stock Plan, as amended	15,176,278	$17.43	3,927,588
Employee Stock Purchase Plan	—	n/a	3,709,399
Equity compensation plans not approved by security holders
2004 Employment Inducement Award Plan(1)	1,750,307	$15.11	2,032,664
Saving-Related Share Option Scheme(2)	1,116	$22.83	498,884

Total	16,927,701		10,168,535

(1)	The 2004 Employment Inducement Award Plan only allows awards to be made to newly hired employees of the Company to induce them to become employed by the Company or its subsidiaries. Any award granted under the EIA Plan requires the issuance of a press release. The EIA Plan has not been approved by the Company’s shareholders and is administered in accordance with NYSE rules.

(2)	The Saving-Related Share Option Scheme is a stock purchase plan for the Company subsidiaries’ foreign employees that provides them an opportunity to purchase Company common stock after a period of time and in which the Company contributes an additional amount in the account.
       The Board of Directors unanimously recommends a vote “FOR” the proposal to approve the 2005 Long Term Incentive Stock Plan.

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table contains information about the compensation that the Company paid to the individuals who served as its Chief Executive Officer, the four other most highly compensated executive officers and certain former officers of the Company (the “named executive officers”) during 2003 and 2004 for services rendered to the Company.

								Long-Term
								Compensation Awards

		Annual Compensation								Number of
								Restricted		Securities
						Other Annual		Stock		Underlying	All Other
Name and Principal Occupation	Year	Salary		Bonus		Compensation		Awards ($)		Options	Compensation

Steven L. Scheid	2004	$413,000	(1)	$760,000	(2)	$460,861	(3)	$800,013	(4)	364,543	$132,889	(5)(6)
Chief Executive Officer and Chairman of the Board (commencing April 20, 2004)
Gary D. Black	2004	$336,000	(1)	$4,000,000		$2,000,000	(7)	$4,700,007	(4)	1,125,176	$19,554	(6)
President, Chief Investment Officer (commencing April 26, 2004)
Girard C. Miller	2004	$500,000	(1)	$1,140,000		$—		$—		135,136	$21,688	(6)
Executive Vice President,	2003	$250,000		$1,300,000	(8)	$—		$—		61,198	$20,627
Chief Operating Officer (commencing June 30, 2003)
Loren M. Starr	2004	$425,000	(1)	$600,000	(2)	$—		$—		90,091	$20,026	(6)
Senior Vice President, Chief	2003	$425,000		$680,000	(8)	$—		$—		9,149	$20,840
Financial Officer (commencing on January 1, 2003)
Robin C. Beery	2004	$337,000	(1)	$519,000	(9)	$—		$—		75,076	$19,761	(6)
Executive Vice President,	2003	$315,000		$510,000	(8)	$—		$—		10,107	$20,533
Chief Marketing Officer (commencing on January 1, 2003)
Mark B. Whiston	2004	$189,000		$—		$—		$—		—	$13,756,610	(11)
Former Chief Executive Officer	2003	$600,000		$3,390,250	(10		) $—	$—		32,255	$21,440
and Chairman of the Board (until April 20, 2004)
R. Timothy Hudner	2004	$350,000	(1)	$560,000		$—		$—		60,061	$20,028	(6)
Former Senior Vice President	2003	$350,000		$917,000		$—		$—		43,859	$20,595
of Operations and Technology (until October 6, 2004)

(1)	In connection with a change in the Company’s payroll schedule from bi-weekly to semi-monthly effective January 1, 2005, all employees were paid one week of base salary at the end of 2004 that would have been paid in 2005 without such change. Such amounts for Messrs. Scheid, Black, Miller, Starr and Hudner and Ms. Beery totaled $12,000, $10,000, $10,000, $8,000, $7,000 and $7,000, respectively, and are not included in the amounts shown in the table.

(2)	A portion of Messrs. Scheid and Starr’s 2004 bonuses were voluntarily deferred as part of the Janus Income Deferral Program with such deferred amounts being credited with earnings based on the performance of selected Janus-affiliated mutual funds.

(3)	Other annual compensation for Mr. Scheid includes personal use of Company aircraft of $125,502 and relocation costs of $167,158, among other less significant items including a tax gross-up payment of $80,131, housing reimbursement of $75,040, and a leased car of $13,030.

(4)	The amounts shown for Messrs. Scheid and Black represent the dollar value of the Company’s common stock on the date of grant of the restricted stock awards. The 2004 award for Mr. Scheid vests ratably over four years, while the award for Mr. Black is subject to performance-based vesting restrictions that if met, would trigger vesting equal to 33 percent per year of the total shares granted. The restrictions on all awards lapse earlier upon a change of control of the Company, and in the case of Mr. Black, upon termination of employment without cause. The value of the aggregate restricted stock holdings is based on $16.81 per share, the closing market price of the Company’s common stock on December 31, 2004.

Number of Shares and
Value of Aggregate
		Number	Grant Date	Restricted Stock Holdings
Name	Grant Date	of Shares	Market Value	at December 31, 2004

Steven L. Scheid	5/17/2004	54,833	$14.59	59,209/$1,006,953
Gary D. Black	4/29/2004	303,618	$15.48	303,618/$5,103,819
Girard C. Miller	—	—	—	—
Loren M. Starr	—	—	—	94,611/$1,590,411
Robin C. Beery	—	—	—	103,076/$1,732,708
Mark B. Whiston	—	—	—	—
R. Timothy Hudner	—	—	—	103,076/$1,732,708

(5)	This amount includes $112,650 earned in 2004 in connection with Mr. Scheid’s services as a director of the Company prior to his election as Chief Executive Officer.

(6)	The amounts shown include (i) a contribution to each officer’s account under the Company ESOP of $7,380; (ii) a contribution to each officer’s account under the Company’s profit sharing plan of $5,536; and (iii) a contribution to each officer’s account under the Company’s 401(k) Plan of $6,150. The amounts shown also include premiums on group term life insurance for Messrs. Scheid, Black, Miller, Starr and Hudner and Ms. Beery of $1,173, $488, $2,622, $960, $962 and $695, respectively.

(7)	Other annual compensation for Mr. Black includes a mutual fund share award of $2.0 million, which was deferred under a deferred compensation arrangement that is based on the performance of selected Janus-affiliated mutual funds and vests ratably over a three year period on December 31, 2004, 2005 and 2006, subject to certain performance criteria being met.

(8)	The after-tax proceeds of the bonus payment were invested in Janus-affiliated mutual funds, subject to a two-year holding period.

(9)	The bonus payment for Ms. Berry includes an additional $25,000 cash bonus payment in addition to the bonus paid under the 2004 executive incentive plan.

(10)	Mr. Whiston’s 2003 bonus was paid in shares of Company common stock, net of appropriate tax withholding.

(11)	Other compensation for Mr. Whiston includes a contribution to his account under the Company’s 401(k) Plan of $6,150 and premiums on group term life insurance of $460. See “Mark Whiston — Current Consulting and Separation Agreement” below, for a more detailed description of his severance benefits.

Option Grants in Last Fiscal Year
      The table below describes stock options granted to the named executive officers during the 2004 fiscal year.

	Number of		% of Total
	Securities		Options
	Underlying		Granted to	Exercise or
	Options		Employees in	Base Price	Expiration	Grant Date
Name	Granted(1)		Fiscal Year	Per Share	Date	Present Value(2)

Steven L. Scheid	45,524	(3)	0.68%	$16.76	1/29/2014	$300,003
	319,019	(3)	4.78%	$14.59	5/16/2014	$2,600,004
Gary D. Black	1,125,176	(3)	16.85%	$15.48	4/25/2014	$8,000,001
Girard C. Miller	135,136	(4)	2.02%	$16.24	2/3/2014	$900,005
Loren M. Starr	90,091	(4)	1.35%	$16.24	2/3/2014	$600,006
Robin C. Beery	75,076	(4)	1.12%	$16.24	2/3/2014	$500,006
Mark B. Whiston	0		0%	$0	—	$0
R. Timothy Hudner	60,061	(4)	0.90%	$16.24	2/3/2014	$400,006

(1)	The stock options granted in fiscal year 2004 had the following material terms: (i) a five-year vesting schedule for Mr. Scheid, and a three-year vesting schedule for the other named executive officers, and (ii) acceleration of vesting upon a termination of employment by the Company (other than for cause) or upon a change of control of the Company.

(2)	Valuation determined using the Black-Scholes option pricing model with the following assumptions: (i) market price per share of common stock equal to the per share exercise price of options; (ii) stock volatility of 40%; (iii) annualized risk-free interest rate of 3.30%, (iv) expected life of six years for options expiring January 29, 2014, April 25, 2014, February 3, 2014, and eight years for options expiring May 16, 2014; and (v) annualized dividend yield of 0.33%.

(3)	Options granted under the Company’s 2004 EIA Plan. The Company does not provide loans to executives in connection with the exercise of options.

(4)	Options granted under the Company’s 1998 Long Term Incentive Stock Plan. The Company does not provide loans to executives in connection with the exercise of options.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
      The following table contains the number of shares of common stock underlying stock options held by each named executive officer as of December 31, 2004. No stock options were exercised in the 2004 fiscal year by any named executive officer.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Number of		Options at Fiscal Year End		at Fiscal Year End(1)
	Shares Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Steven L. Scheid	0	$0	15,175	349,368	$0	$673,130
Gary D. Black	0	$0	—	1,125,176	$0	$1,372,715
Girard C. Miller	0	$0	65,446	130,888	$20,721	$41,441
Loren M. Starr	0	$0	35,143	72,301	$18,078	$44,681
Robin C. Beery	0	$0	40,430	63,057	$45,623	$41,861
Mark B. Whiston	0	$0	0	0	$0	$0
R. Timothy Hudner	0	$0	32,075	80,049	$29,648	$100,171

(1)	Calculated by multiplying the difference between the fair market value of the shares of common stock underlying the options (using the average of the high and low trading price of the Company’s common stock on December 31, 2004, of $16.70 per share), and the exercise price of the options by the number of shares of common stock underlying the options.

Employment and Change of Control Agreements with Executive Officers
      Steven L. Scheid — Compensation Arrangement with Our Chief Executive Officer. Mr. Scheid does not have a written employment agreement or change of control agreement with the Company. Pursuant to an oral agreement with the Company, Mr. Scheid received an annual base salary in 2004 of $600,000 (prorated from his employment date of April 20, 2004) with certain housing costs paid by the Company. In 2005, Mr. Scheid will receive a base salary of $800,000 but the Company will no longer pay for such housing costs. Mr. Scheid will also be eligible to participate in the 2005 variable compensation plan that provides for bonus and long-term incentive awards. He is also entitled to all welfare and retirement benefits offered to other senior executives of Janus. In the event of a change of control, Mr. Scheid will receive his full base salary and target bonus for the year as well as full vesting of any long term incentive awards. Following termination of employment for any reason, Mr. Scheid will receive full health insurance coverage for a period of three (3) years. Mr. Scheid has verbally agreed that for one year following termination of his employment, he will not serve as a director or executive officer of any other asset management firm. A summary of Mr. Scheid’s compensation arrangement can be found under Appendix D to this Proxy Statement.
      Gary D. Black — Employment Agreement with Our President and Chief Investment Officer. The Company entered into an employment agreement with Mr. Black on March 12, 2004, pursuant to which he has served as Chief Investment Officer and President of the Company. The employment agreement has an initial term of three years subject to automatic renewal for additional one-year periods unless either party gives notice of non-renewal at least 90 days prior to the end of the term. The employment agreement provides for an annual base salary of $500,000, which will be reviewed by the Compensation Committee at least annually and may be increased but not decreased. Under the terms of the employment agreement, the Company made a one-time grant to Mr. Black of (i) restricted shares of Company common stock under the EIA Plan, valued at $4.7 million and vesting ratably over a three-year period, subject to satisfaction of certain performance criteria; (ii) an option to purchase shares of Company common stock under the EIA Plan, valued at $8.0 million, which will vest ratably over a three-year period; and (iii) a Management Incentive Mutual Fund Share award valued at $2.0 million to be invested in Janus-affiliated mutual funds and which will vest ratably over a three-year period (collectively, the “incentive awards”). The employment agreement also provides for the payment of (i) an annual bonus, which for calendar years 2004 and 2005 will be no less than $4.0 million, subject to satisfaction of certain performance targets; (ii) a long-term incentive award, which for calendar years 2004 and 2005 shall be valued at not less than $2.0 million, subject to satisfaction of certain performance targets; and (iii) the payment of a one-time fund performance incentive, payable in shares of Janus-affiliated mutual funds, based on the performance of certain Janus mutual funds and separate accounts. Mr. Black is also entitled to participate in all other incentive plans, practices, policies and programs, and in any of the Company’s welfare benefit plans.
      In the event that the Company terminates Mr. Black’s employment agreement other than for cause, death or disability (each as defined in the agreement), or if Mr. Black resigns for good reason (as defined in the agreement), the Company will pay to Mr. Black an amount equal to the sum of (i) Mr. Black’s annual base salary through the date of termination; (ii) any earned but unpaid annual bonus with respect to the prior fiscal year; and (iii) severance compensation in an amount equal to the amount of annual salary and bonus that would have been paid to Mr. Black if he had remained employed through the end of the initial three-year term of the employment agreement, or any renewals thereof, and if he had attained all applicable performance targets with respect to the bonus payments. In addition, all unvested cash and equity long-term incentive award and other incentive awards shall immediately vest and/or be paid in full as if he had attained all applicable performance targets. The Company will also continue to provide benefits under the Company’s welfare benefit plans to Mr. Black and his spouse and dependents through the end of the initial three-year term of the employment agreement, or any renewals thereof, and any unvested incentive awards held by Mr. Black as of the date of termination will vest and/or be paid in full and any stock options will remain exercisable for the remainder of their respective terms as if Mr. Black had attained all applicable performance targets with respect to such awards.
      Mr. Black also has the right to terminate the employment agreement, under certain circumstances, if he is required to report to someone other than Mr. Scheid, in the role of either Chairman of the Board or Chief Executive Officer of the Company. If Mr. Black exercises this termination right, the Company will pay to Mr. Black an amount equal to the sum of: (i) Mr. Black’s annual base salary through the date of termination, (ii) any earned but unpaid annual bonus with respect to the prior fiscal year, and (iii) severance compensation of $3.5 million. In addition, the Company will also continue to provide benefits under the Company’s welfare benefit plans to Mr. Black and his spouse and dependents for 12 months and Mr. Black will receive one year of accelerated vesting credit with respect to all incentive awards.
      Under the terms of Mr. Black’s employment agreement, while employed by the Company and for a period of one year thereafter, Mr. Black will not (i) interfere with any relationship between the Company, or any affiliate of the Company, and any of its employees, consultants, agents or representatives; (ii) employ or attempt to employ or engage on behalf of any competitive business (as defined in the employment agreement), any employee, consultant, agent or representative of the Company or any affiliate of the Company, or any such person who was so employed or engaged within the six-month period immediately preceding Mr. Black’s termination; (iii) solicit any investment advisory or investment management client of the Company or any affiliate of the Company, to which the Company or any affiliate of the Company shall have rendered service during the six-month period immediately preceding Mr. Black’s termination; or (iv) divert or attempt to divert from the Company or any affiliate of the Company any business in which the Company or any affiliate of the Company has been actively engaged. As these restrictions are applicable to other named executive officers, such restrictions will be referred to as the “Non-Solicitation Obligations” in this Proxy Statement.
      Girard Miller, Robin Beery and Loren Starr — Employment Agreements with Other Current Named Executive Officers. The Company’s employment agreements with each of the other named executive officers currently employed have initial terms terminating on December 31, 2005, subject to automatic renewal for additional one-year periods unless either party gives 90-days’ prior notice of non-renewal. The 2004 annual base salaries for Messrs. Miller and Starr and Ms. Beery were $500,000, $425,000 and $350,000, respectively. The base salaries are reviewed by the Compensation Committee at least annually and may be increased but not decreased by the Compensation Committee. In addition, the employment agreements provide for the payment of annual bonuses. The amount of the bonuses depends on one or more of the following Section 162(m) performance measures: the Company’s operating income, fund performance and gross new sales. The employment agreements also provide that these executive officers are entitled to participate in the Company’s long-term incentive compensation arrangements; all other incentive plans, practices, policies and programs; and any of the Company’s welfare benefit plans.
      In the event that the Company terminates any of these other named executive officers’ employment agreement other than for cause (as defined in the agreements), death or disability (as defined in the agreements), or if any such executive officer resigns for good reason (as defined in the agreements), the Company will pay to the executive officer an amount equal to the sum of (i) the executive officer’s annual base salary through the date of termination; (ii) any unpaid annual bonus with respect to the prior fiscal year; (iii) any accrued and unpaid vacation; (iv) a pro rata annual bonus for the portion of the year in which the date of termination occurs, based on the annual bonus for the prior year; and (v) an amount equal to three times the sum of (a) the executive officer’s annual base salary and (b) his or her annual bonus for the prior year. The Company will also continue to provide benefits under the Company’s welfare benefit plans to such executive officer and his or her spouse and dependents for a period of three years and any unvested incentive awards held by the executive officer as of the date of termination will vest and/or be paid in full and any stock options will remain exercisable for the remainder of their respective terms.
      Under the terms of the employment agreements, while employed by the Company and for a period of one year thereafter, each of the above executive officers agreed to the Non-Solicitation Obligations (as described under the above subsection titled “Gary D. Black — Employment Agreement with Our President and Chief

Investment Officer”). However, the Non-Solicitation Obligations do not apply if an executive officer’s employment with the Company is terminated (i) by the Company without cause, (ii) by the executive officer for good reason, or (iii) upon expiration of the employment period set forth in the agreement (except for expiration caused by the executive officer’s non-renewal of the agreement).
      Change of Control Agreements with Other Current Named Executive Officers. Messrs. Miller and Starr and Ms. Beery have entered into change of control agreements with the Company. The change of control agreements have three-year terms, which terms extend for one year upon each anniversary unless a notice not to extend is given by the Company. If a “change of control” (as defined in the agreements) occurs during the term of an agreement, then the agreements become operative for a fixed three-year period.
      The agreements provide generally that the executive officers’ terms and conditions of employment (including position, location, compensation and benefits) will not be adversely changed during the three-year period after a change of control. If the Company terminates an executive officer’s employment (other than for cause, death or disability) or if the executive officer resigns for good reason (as defined in the agreements) during such three-year period, the executive officer will be generally entitled to receive (i) the executive officer’s base salary through the date of termination; (ii) any bonus with respect to the prior fiscal year calculated pursuant to the executive officer’s then-current employment agreement, or if none is in effect, then the target bonus (the “Current Bonus”); (iii) any accrued vacation; (iv) a pro rata portion of the executive officer’s Current Bonus for the year in which the date of termination occurs through the date of termination; (v) an amount equal to three times the sum of the executive officer’s annual base salary and target bonus; and (vii) continued welfare benefits and perquisites for three years. In addition, any unvested cash and equity long-term incentive awards or other incentive awards granted to the executive officer will immediately vest and/or be paid and any stock options will remain exercisable for the remainder of his or her respective terms.
      Under the terms of the change of control agreements, the Company is responsible for paying all legal fees and expenses reasonably incurred by an executive officer in any dispute concerning the interpretation or enforcement of the agreement plus interest.
      Notwithstanding the foregoing, the agreements provide that the Company is not obligated to pay any portion of any amount or distribution in the nature of compensation to or for the benefit of an executive officer otherwise due and payable under the agreement if that portion would cause any excise tax imposed by Section 4999 of the Code to become due and payable by the executive officer.
      Mark Whiston — Consulting and Separation Agreement. On April 20, 2004, the Company and Mr. Whiston entered into a Consulting and Separation Agreement. Under the terms of this agreement, Mr. Whiston received a cash payment of $5.8 million in April 2004, which included a $1.2 million consulting services fee, and all of his unvested restricted stock of the Company became fully vested (then-current value of approximately $2.1 million). In addition, the Company established a $7.9 million deferred cash compensation arrangement that is subject to the gains and losses of the Janus-affiliated mutual funds that he elected under the arrangement. The total amount of the deferred cash will be distributed to him on the earlier of (i) his 50th birthday, (ii) his death, (iii) the third anniversary of him becoming totally and permanently disabled or (iv) the third anniversary of a change of control of the Company. The deferred cash amount is subject to forfeiture or refund and will be recaptured by the Company if Mr. Whiston is found by a court to have violated any law in connection with his employment, or he pleads guilty, no contest or admits any such misconduct, which results in him being barred or suspended from association with any investment firm or fined.
      R. Timothy Hudner — Employment, Retirement and Consulting Agreement. On October 6, 2004, the Company and Mr. Hudner entered into an Employment, Retirement and Consulting Agreement. Under the new agreement, Mr. Hudner has agreed to serve as Chairman and CEO of Capital Group Partners, Inc., the Company’s wholly-owned subsidiary doing business as Rapid Solutions Group that operates a digital communication, commercial printing and graphic design business, until June 30, 2005. At that time he will retire from Janus and all of its subsidiaries and become a paid consultant to the Company for the remainder of 2005. The agreement provides for an annual base salary of $350,000. In addition, Mr. Hudner is entitled to the payment of a 2004 cash bonus of $700,000, and a 2005 bonus of $700,000 to be paid on June 30, 2005. His agreement also provides that he is entitled to continue to participate in the Company’s welfare benefit plans until June 30, 2005. In addition to the above, Mr. Hudner will be entitled to accelerated vesting of all of his unvested equity awards on June 30, 2005. During his consulting period of July 1, 2005, to December 31, 2005, Mr. Hudner, as an independent contractor, will be paid a consulting fee of $29,166.67 per month. The agreement also provides for the following severance benefits in the event that the Company terminated his agreement (other than for cause, death or disability), he resigns for good reason or there is a change of control of the Company: (i) any earned but unpaid base salary and his unpaid 2004 and 2005 annual bonus; (ii) the continuation of benefits under the Company’s welfare benefit plans to Mr. Hudner and his spouse and dependents for a period of three years; (iii) any unvested incentive awards held by him as of the date of termination will vest and/or be paid in full and any stock options will remain exercisable for the remainder of their respective terms; and (iv) his consulting fee of $29,166.67 per month from the date of termination until 180 days thereafter. Under the terms of his agreement, while employed by a Janus entity and for a period of one year thereafter, Mr. Hudner agreed to the Non-Solicitation Obligations (as described under the above subsection titled “Gary D. Black — Employment Agreement with Our President and Chief Investment Officer”).
Executive Income Deferral Program
      Under the Janus Executive Income Deferral Program established in November 2004 and beginning with eligible 2004 bonus payments and 2005 cash compensation, the named executive officers and other senior executives of the Company and its affiliates may elect to defer payment of up to 50 percent of their base salary and all or a portion of their annual cash bonus (and commissions, if applicable). All compensation deferred under this plan is credited during the deferred period with the gains and losses of certain Janus-affiliated mutual funds elected by each participating officer. An executive officer’s interest in the deferred compensation is payable only in cash in a single payment or in installments upon either a specified date (at least two years after the deferral), separation from service to the Company or retirement. The Janus Executive Income Deferral Program is designed and intended to comply with Section 409A of the Code. Messrs. Scheid, Miller, Starr and Black each elected to participate in this deferral program in 2005.
Change in Control Guidelines for Executive Officers
      On December 27, 2004, the Board approved, as recommended by the Compensation Committee, certain change in control guidelines for senior executives of the Company (including the named executive officers), all portfolio managers of Janus mutual funds and certain executives of Company subsidiaries in order to provide severance benefits as a result of termination of employment (other than for cause) or a resignation for good reason within two years following a change in control. The named executive officers are entitled to the following severance benefits: (i) two times annual cash compensation earned in the 12 months immediately preceding the termination of employment (or if higher, in the 12 months immediately preceding the change in control); (ii) two times the value of the Company’s contributions made on behalf of the executive officer to the Janus 401(k), Profit Sharing, and ESOP in the 12 months prior to termination of employment (or if higher, in the 12 months prior to the change in control); (iii) continued medical, dental and vision insurance benefits for 24 months, and (iv) outplacement services for three months. The Company will make a gross-up payment (if necessary) to ensure that the executive officer receives the after-tax benefit he or she would have received had the payments not been subject to the excise tax under Section 4999 of the Code.
      In addition, under the change in control guidelines, Mr. Scheid would be entitled to the above severance benefits if he terminates his employment for any reason within six (6) months after the change of control occurs.
      As of April 4, 2005, no named executive officer has entered into a new change of control agreement and therefore no named executive officer is subject to the new guidelines described above. Until such time as a named executive officer enters into a new change in control agreement, such officer remains subject to the terms of his or her existing agreement, if any, as described in the prior sections of this Proxy Statement.

SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING
      Under SEC rules, shareholders intending to present a proposal at the 2006 Annual Meeting and have it included in our Proxy Statement must submit the proposal in writing to the General Counsel, Janus Capital Group Inc., 151 Detroit Street, Denver, Colorado 80206. We must receive the proposal no later than January 4, 2006.
      Shareholders intending to present a proposal at the 2006 Annual Meeting but not include it in our Proxy Statement, and shareholders intending to nominate a person for election to the Board of Directors, must comply with the requirements set forth in the Company’s Bylaws. The Bylaws require, among other things, that a shareholder must submit a written notice of intent to present such a proposal or to make such a nomination and set forth other information specified in the Bylaws. The notice must be received by our Secretary no more than 120 days and no less than 90 days prior to the anniversary of the first mailing of the Company’s proxy statement for the immediately preceding year’s annual meeting. Therefore, the Company must receive any such notice for the 2006 Annual Meeting no earlier than December 5, 2005, and no later than January 4, 2006. If the notice is received before December 5, 2005, or after January 4, 2006, it will be considered untimely and we will not be required to present the proposal or nominee for voting at the 2006 Annual Meeting. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.
HOUSEHOLDING
      Under SEC rules, we are permitted to deliver a single set of any proxy statement, information statement, annual report and prospectus to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each shareholder will continue to receive a separate proxy card or voting instruction card.
      The Company is not householding this year for those shareholders who hold their shares directly in their own name. If you share the same last name and address with another Company shareholder who also holds his or her shares directly, and you would each like to start householding for the Company’s annual reports, proxy statements, information statements and prospectuses for your respective accounts, then please contact us at Janus Capital Group Inc., 151 Detroit Street, Denver, Colorado 80206, Attention: Curt R. Foust, Assistant Secretary, (303) 333-3863.
      This year, some brokers and nominees who hold Company shares on behalf of shareholders may be participating in the practice of householding proxy statements and annual reports for those shareholders. If your household received a single proxy statement and annual report for this year, but you would like to receive your own copy this year, please contact us at Janus Capital Group Inc., 151 Detroit Street, Denver, Colorado 80206, Attention: Curt R. Foust, Assistant Secretary, (303) 333-3863, and we will promptly send you a copy. If a broker or nominee holds Company shares on your behalf and you share the same last name and address with another shareholder for whom a broker or nominee holds Company shares, and together both of you would like to receive only a single set of the Company’s disclosure documents, please contact ADP Investor Communication Services and inform them of your request by calling them at (800) 542-1061, or contact your broker or nominee as described in the voting instruction card or other information you received from your broker or nominee.
      If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least thirty (30) days or more after receipt of your revocation.

APPENDIX A
JANUS CAPITAL GROUP INC.
INDEPENDENCE STANDARDS
      A director is independent if the Board has made an affirmative determination that such director has no material relationship with the Company that would impair his or her independent judgment (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In the process of making such determinations, the Board will consider the nature, extent and materiality of the director’s relationships with the Company and the Board will apply the following guidelines that are consistent with the independent requirements as defined under the NYSE Listing Standards. A director will be deemed not to be independent by the Board if the Board finds that within the last three years:

a. A director is employed by the Company, or a director’s immediate family member is employed by the Company as an executive officer, other than as an interim executive officer;

b. A director or a director’s immediate family member receives more than $100,000 during any twelve month period in compensation from the Company, other than director’s fees, pension or other forms of deferred compensation that is for prior service and not contingent upon continued service, compensation for former service as an interim Chairman or CEO, or compensation received by an immediate family member for service as an employee below the level of executive officer;

c. (i) A director or an immediate family member of the director is a current partner of a firm that is the Company’s external auditor;

(ii) a director is a current employee of a firm that is the Company’s external auditor;

(iii) a director has an immediate family member who is a current employee of a firm that is the Company’s external auditor and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or

(iv) a director or an immediate family member of the director was within the past three years (but no longer is) a partner or employee of a firm that is the Company’s external auditor and personally worked on the Company’s audit within that time;

d. A director or a director’s immediate family member is or has been employed as an executive officer by another entity whose compensation committee at the same time includes or included any present executive officers of the Company; or

e. A director is currently employed, or a director’s immediate family member is currently employed as an executive officer, by an entity (including a tax-exempt entity) that makes payments to, or receives payments from, the Company for goods or services (other than charitable contributions) in an amount that exceeds, in a single fiscal year, the greater of $1 million or two percent of that entity’s consolidated gross revenues. (Former employment of a director or immediate family member shall not be considered in this particular test.)
      With respect to (c) above, (i) prior to November 4, 2004, a one-year look back period will apply and (ii) if a director was independent upon application of the one year test but not deemed independent when the three year test is applied, then the Company has until after its first annual meeting after June 30, 2005 to take action in light of the director’s change in status.
      Additionally, the Company will disclose in its Annual Proxy Statement any charitable contributions to any charitable organization in which a director serves as an executive officer, if within the preceding three years, contributions, excluding matching gifts, in a single fiscal year exceeded the greater of $1 million or two percent of the charitable organization’s consolidated gross revenues, and, in such case, the Board will consider the materiality of such contributions.

A-1

      For purposes of this Appendix A, “immediate family member” includes a director’s spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares the director’s home; and “Company” includes any subsidiary in the consolidated group with the Company.

A-2

APPENDIX B
JANUS CAPITAL GROUP INC.
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER
Amended and restated as of March 17, 2005
Status
      The Audit Committee is a committee of the Board of Directors.
Purpose
      The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, (4) the compliance by the Company with legal and regulatory requirements and (5) the monitoring of the Company’s system of disclosure controls and system of internal controls over financial reporting.
      The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.
      This Charter is intended as a component of the flexible governance framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Company’s Certificate of Incorporation and Bylaws, it is not intended to establish by its own force any legally binding obligations. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.
Committee Membership
      The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission in the judgment of the Board. At least one member of the Audit Committee shall be a financial expert as defined by the Commission in the judgment of the Board. Audit committee members shall not simultaneously serve on the audit committees of more than two other public companies.
      The members of the Audit Committee shall be appointed by the board on the recommendation of the Nominating and Corporate Governance Committee. Audit Committee members may be removed by a majority vote of the Board based on the recommendation of the Nominating and Corporate Governance Committee. Any vacancy on the Audit Committee shall be filled by a majority vote of the Board based on the recommendation of the Nominating and Corporate Governance Committee.
      A majority of the members of the Audit Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.
Responsibilities
      1. Select and retain (subject to approval by the Company’s stockholders), and terminate when appropriate, the independent auditor, set the independent auditor’s compensation, oversee the work of the independent auditor, pre-approve all audit services to be provided by the independent auditor, and oversee the resolution of disagreements between management and the independent auditors in the event that they arise.
      2. Pre-approve all permitted non-audit services to be performed by the independent auditor and establish policies and procedures for the engagement of the independent auditor to provide permitted audit and non-audit services. Pre-approval for both audit and non-audit services may be delegated to the chair of the Audit Committee for services that arise between committee meetings, with any such delegated approval reported to the Audit Committee at its next meeting.
      3. At least annually, receive and review: (a) a report by the independent auditor describing the independent auditor’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, peer review or Public Company Accounting Oversight Board (PCAOB) review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (b) other required reports from the independent auditor.
      4. At least annually, consider the independence of the independent auditor, including whether the provision by the independent auditor or permitted non-audit services is compatible with independence, and obtain and review a report from the independent auditor describing all relationships between the auditor and the Company.
      5. Review with the independent auditor: (a) the scope and results of the audit; (b) any problems or difficulties that the auditor encountered in the course of the audit work, and management’s response; and (c) any questions, comments or suggestions the auditor may have relating to the internal controls, and accounting practices and procedures, of the Company or its subsidiaries; and (d) all other items specified by Section 204 of the Sarbanes-Oxley Act.
      6. Review and approve the appointment and replacement of the outsourced internal audit service provider(s).
      7. Review, at least annually, the scope and results of the internal audit program, including then current and future programs of the Company’s Internal Audit Department, procedures for implementing accepted recommendations made by the independent auditor, and any significant matters contained in reports from the Internal Audit Department.
      8. Review with the independent auditor, the Company’s Internal Audit Department, and management: (a) the adequacy and effectiveness of the systems of internal controls (including any significant deficiencies and significant changes in internal controls reported to the Audit Committee by the independent auditor or management), accounting practices, and disclosure controls and procedures (and management report thereon), of the Company and its subsidiaries; and (b) current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.
      9. Meet and review with management and the independent auditor the annual and quarterly financial statements of the Company, including: (a) the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations; (b) any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K or 10-Q with the Securities and Exchange Commission; and (c) the items required by Statement of Auditing Standards 61 as in effect at that time in the case of the annual statements and Statement of Auditing Standards 100 as in effect at that time in the case of the quarterly statements.
      10. Recommend to the Board of Directors, based on the review described in paragraphs 4 and 8 above, whether the financial statements should be included in the annual report on Form 10-K.
      11. Review earnings press releases, as well as Company policies with respect to earnings press releases (including any pro forma and non-GAAP information), financial information and earnings guidance provided to analysts and rating agencies.
      12. Discuss Company policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Company and major legislative and regulatory developments which could materially impact the Company’s contingent liabilities and risks.
      13. Review: (a) the status of compliance with laws, regulations, and internal procedures; and (b) the scope and status of systems designed to promote Company compliance with laws, regulations and internal procedures, through receiving reports from management, legal counsel and third parties as determined by the Audit Committee.
      14. Establish procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company’s ethical compliance, accounting, internal controls and auditing matters, as well as for the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.
      15. Establish policies for the hiring of employees and former employees of the outside auditor.
      16. Obtain the advice and assistance, as appropriate, of independent counsel and other advisors as necessary to fulfill the responsibilities of the Audit Committee, and receive appropriate funding from the Company, as determined by the Audit Committee, for the payment of compensation to any such advisors.
      17. Conduct an annual performance evaluation of the Audit Committee and annually evaluate the adequacy of its charter.
Meetings
      The Audit Committee shall meet at least six times each year and at such other times as it deems necessary to fulfill its responsibilities. The Audit Committee shall maintain minutes of its meetings and records relating to those meetings. The Audit Committee shall periodically meet separately, in executive session, with management, the internal auditor and the independent auditor. The Audit Committee shall report regularly to the Board of Directors with respect to its activities and make recommendations to the Board of Directors as appropriate.
Report
      The Audit Committee shall prepare a report each year for inclusion in the Company’s proxy statement relating to the election of directors.
Limitation of Audit Committee’s Role
      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

APPENDIX C
JANUS CAPITAL GROUP INC.
2005 LONG TERM INCENTIVE STOCK PLAN
ARTICLE 1
HISTORY, EFFECTIVE DATE, OBJECTIVES AND DURATION
      1.1     History. Janus Capital Group, Inc., a Delaware corporation (the “Company”), has established the Janus Capital Group 2005 Long Term Incentive Stock Plan, as set forth herein, and as the same may be amended from time to time (the “Plan”).
      1.2     Objectives of the Plan. The Plan is intended to allow employees, directors and consultants of the Company and its Subsidiaries to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Subsidiaries in attracting new employees, directors and consultants and retaining existing employees, directors and consultants. The Plan also is intended to optimize the profitability and growth of the Company through incentives which are consistent with the Company’s goals; to provide employees, directors and consultants with an incentive for excellence in individual performance; and to promote teamwork among employees, directors and consultants.
      1.3     Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 16 hereof, until the earlier of (a) all Shares subject to the Plan have been purchased or acquired according to the Plan’s provisions or (b) the tenth anniversary of its Effective Date. No Awards shall be granted under the Plan after such termination date.
ARTICLE 2
DEFINITIONS
      Whenever used in the Plan, the following terms shall have the meanings set forth below:
      2.1     “Article” means an Article of the Plan.
      2.2     “Award” means Options (including Incentive Stock Options), Restricted Shares (awarded as Shares or Share Units), stock appreciation rights (SARs), Shares or Dividend Equivalents granted under the Plan.
      2.3     “Award Agreement” means the written agreement by which an Award shall be evidenced.
      2.4     “Board” means the board of directors of the Company.
      2.5     “Cause” means, unless otherwise defined in an Award Agreement or any other agreement between the Grantee and the Company or a Subsidiary,

(a) before the occurrence of a Change of Control, any one or more of the following, as determined by the Committee:

(1) a Grantee’s commission of a crime which, in the judgment of the Committee, resulted or is likely to result in damage or injury to the Company or a Subsidiary;

(2) the material violation by the Grantee of written policies of the Company or a Subsidiary;

(3) the habitual neglect or failure by the Grantee in the performance of his or her duties to the Company or a Subsidiary (but only if such neglect or failure is not remedied within a reasonable remedial period after Grantee’s receipt of written notice from the Company which describes such neglect or failure in reasonable detail and specifies the remedial period); or

(4) action or inaction by the Grantee in connection with his or her duties to the Company or a Subsidiary resulting, in the judgment of the Committee, in material injury to the Company or a Subsidiary; and

(b) from and after the occurrence of a Change of Control, the occurrence of any one or more of the following, as determined in the good faith and reasonable judgment by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Grantee and an opportunity for the Grantee, together with the Grantee’s counsel, to be heard before the Board):

(1) the willful and continued failure by the Grantee to substantially perform the Grantee’s duties with the Company (other than any such failure resulting from the Grantee’s incapacity due to physical or mental illness) that has not been cured within 30 days after a written demand for substantial performance is delivered to the Grantee by the Board, which demand specifically identifies the manner in which the Board believes that the Grantee has not substantially performed the Grantee’s duties;

(2) the willful engaging by the Grantee in conduct which is demonstrably and materially injurious to the Company or a Subsidiary, monetarily or otherwise; or

(3) the willful or reckless violation by the Grantee of a material legal or regulatory requirement that is materially and demonstrably injurious to the Company.

For purposes of this definition, no act, or failure to act, on the Grantee’s part shall be deemed “willful” unless done, or omitted to be done, by the Grantee not in good faith and without reasonable belief that the Grantee’s act, or failure to act, was in the best interest of the Company. Any act, or failure to act, based upon express written authority by the Board, Chief Executive Officer and/or Chief Investment Officer with respect to such act or omission or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Grantee in good faith and in the best interests of the Company.
      2.6     “Change of Control” shall, unless otherwise defined in the Award Agreement, be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(a) a change in the composition of the Board such that the individuals who, as of the effective date of the this Agreement, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a member of the Board subsequent to the effective date hereof, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, as modified) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(b) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the assets or stock of another entity (“Business Combination”); excluding, however, such a Business Combination pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company or any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Business Combination; and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting form such Business Combination; or

(c) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the above, that for each Award subject to Section 409A of the Code, a Change of Control shall be deemed to have occurred under this Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.
      2.7     “Change of Control Value” means the Fair Market Value of a Share on the date of a Change of Control.
      2.8     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and regulations and rulings thereunder. References to a particular section of the Code include references to successor provisions of the Code or any successor code.
      2.9     “Committee” has the meaning set forth in Article 3.
      2.10     “Common Stock” means the common stock, $.01 par value, of the Company.
      2.11     “Company” has the meaning set forth in Section 1.1.
      2.12     “Covered Employee” means a Grantee who, as of the date that the value of an Award is recognizable as taxable income, is one of the group of “covered employees,” within the meaning of Code Section 162(m).
      2.13     “Disability” means that a Grantee (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which an be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company or a Subsidiary of the Company.
      2.14     “Disqualifying Disposition” has the meaning set forth in Section 6.4.
      2.15     “Dividend Equivalents” has the meaning set forth in Section 11.3.
      2.16     “Effective Date” shall mean the later of (a) the date that the Plan was adopted by the Board and (b) the date the Plan was approved by stockholders of the Company.
      2.17     “Eligible Person” means (i) any employee (including any officer) of the Company or any Subsidiary, including any such employee who is on an approved leave of absence, layoff, or has been subject to a disability which does not qualify as a Disability, (ii) any director of the Company or any Subsidiary and (iii) any person performing services for the Company or a Subsidiary in the capacity of a consultant or otherwise.
      2.18     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

      2.19     “Fair Market Value” means (A) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and (B) with respect to Shares, unless otherwise determined by the Committee, as of any date, (i) the average of the high and low trading prices on the date of determination on the New York Stock Exchange (or, if no sale of Shares was reported for such date, on the next preceding date on which a sale of Shares was reported); (ii) if the Shares are not listed on the New York Stock Exchange, the average of the high and low trading prices of the Shares on such other national exchange on which the Shares are principally traded or as reported by the National Market System, or similar organization, or if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Quotation Bureau Incorporated or similar organizations; or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined by the Committee.
      2.20     “Freestanding SAR” means an SAR that is granted independently of any other Award.
      2.21     “Grant Date” has the meaning set forth in Section 5.2.
      2.22     “Grantee” means an individual who has been granted an Award.
      2.23     “Incentive Stock Option” means an option granted under Article 6 of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provisions thereto.
      2.24     “including” or “includes” means “including, without limitation,” or “includes, without limitation,” respectively.
      2.25     “Management Committee” has the meaning set forth in Article 3.
      2.26     “Minimum Consideration” means $.01 per Share or such other amount that is from time to time considered to be capital for purposes of Section 154 of the Delaware General Corporation Law.
      2.27     “Option” means an option granted under Article 6 of the Plan.
      2.28     “Outside Director” means a member of the Board who is not an employee of the Company or any Subsidiary and who meets the other requirements to be an outside director (as that term is defined for purposes of the regulations under Code section 162(m).
      2.29     “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).
      2.30     “Performance Measures” means the criteria and objectives, determined by the Committee, which must be met during the applicable Performance Period as a condition of the Participant’s receipt of payment with respect to an Award. Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this section, with respect to Covered Employees, performance measures may include any or all of the following or any combination thereof: (a) stock price; (b) market share; (c) sales (gross or net); (d) asset quality; (e) non-performing assets; (f) earnings per share; (g) return on equity; (h) costs; (i) operating income; (j) net income; (k) marketing-spending efficiency; (l) return on operating assets; (m) return on assets; (n) core non-interest income; (o) fund performance; (p) pre-tax margin; (q) pre-tax income; (r) levels of cost savings; (s) operating margin; and/or (t) flows into Janus products (gross or net). Any of the foregoing performance measures may be applied, as determined by the Committee, in respect of the Company or any of its subsidiaries, affiliates, business units or divisions and/or the Company’s or any of its subsidiary’s, affiliate’s, business unit’s or division’s worldwide, regional or country specific operations (or any combination of the foregoing). Performance measures shall specify whether they are to be measured relative to budgeted or other internal goals, operations, performance or results of the Company and/or any of its subsidiaries, affiliates, business units or divisions, or relative to the performance of one or more peer groups of the Company and/or any of its subsidiaries, affiliates, business units or divisions, with the composition of any such peer groups to be determined by the Committee at the time the performance measure is established. Performance measures may be stated in the alternative or in combination. The Committee shall have the right but not the obligation to make adjustments to a performance measure to take into account any unusual or extraordinary events, to the extent not inconsistent with the requirements of the Performance-Based Exception. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.
      2.31     “Performance Period” means the time period during which the Performance Measures must be met.
      2.32     “Period of Restriction” means the period during which the transfer of Restricted Shares is limited in some way (the length of the period being based on the passage of time, the achievement of Performance Measures, or upon the occurrence of other events as determined by the Committee), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8.
      2.33     “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
      2.34     “Plan” has the meaning set forth in Section 1.1.
      2.35     “Plan Committee” has the meaning set forth in Article 3.
      2.36     “Required Withholding” has the meaning set forth in Article 17.
      2.37     “Restricted Shares” means Shares or Share Units that are subject to forfeiture if the Grantee does not satisfy the conditions specified in the Award Agreement applicable to such Shares or Share Units.
      2.38     “Retirement” means, for any Grantee who is a director of the company or an employee, Termination of Affiliation by the Grantee upon either (i) having both attained age fifty-five (55) and completed at least ten (10) years of service with the Company or a Subsidiary or (ii) meeting such other requirements as may be specified by the Committee.
      2.39     “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule, as in effect from time to time.
      2.40     “SAR” means a stock appreciation right.
      2.41     “SEC” means the United States Securities and Exchange Commission, or any successor thereto.
      2.42     “Section” means, unless the context otherwise requires, a Section of the Plan.
      2.43     “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company.
      2.44     “Share” means a share of Common Stock.
      2.45     “Share Unit” means a bookkeeping entry representing the equivalent of one share of Common Stock that is payable in the form of Common Stock, cash, or any combination of the foregoing.
      2.46     “Strike Price” of any SAR shall equal, for any Tandem SAR (whether such Tandem SAR is granted at the same time as or after the grant of the related Option), the option price of such Option, or for any other SAR, 100% of the Fair Market Value of a Share on the Grant Date of such SAR; provided that the Committee may specify a higher Strike Price in the Award Agreement.
      2.47     “Subsidiary” means a United States or foreign corporation or limited liability company, partnership or other similar entity with respect to which the Company owns, directly or indirectly, 50% or more of the Voting Power of such corporation, limited liability company, partnership or other similar entity.
      2.48     “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which shall require cancellation of the right to purchase a Share under the related Option (and when a Share is purchased under the related Option, the Tandem SAR shall similarly be canceled).

      2.49     “Termination of Affiliation” occurs on the first day on which an individual is for any reason no longer an employee, director or consultant of the Company or any Subsidiary, or with respect to an individual who is an employee or director of, or consultant to, a corporation which is a Subsidiary, the first day on which such corporation ceases to be a Subsidiary.
      2.50     “10% Owner” means a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary.
      2.51     “Voting Power” means the combined voting power of the then-outstanding securities of a corporation entitled to vote generally in the election of directors.
ARTICLE 3
ADMINISTRATION
      3.1     Committee.
      (a) Subject to Article 16, and to Section 3.2, the Plan shall be administered by the Board, or a committee appointed by the Board to administer the Plan (the “Plan Committee”). To the extent the Board considers it desirable to comply with or qualify under Rule 16b-3 or meet the Performance-Based Exception, the Plan Committee shall consist of two or more directors of the Company, all of whom qualify as Outside Directors and “non-employee directors” within the meaning of Rule 16b-3. The number of members of the Plan Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 and the Performance-Based Exception as then in effect.
      (b) The Board or the Plan Committee may appoint and delegate to another committee (“Management Committee”) any or all of the authority of the Board or the Committee, as applicable, with respect to Awards to Grantees other than Grantees who are Section 16 Persons at the time any such delegated authority is exercised. With respect to Awards that are intended to meet the Performance-Based Exception and that are made to a Grantee who is expected to be a Covered Employee, such delegation shall not include any authority, which if exercised by the Management Committee rather than by the Plan Committee, would cause the Grantee’s Award to fail to meet the Performance-Based Exception.
      (c) Any references herein to “Committee” are references to the Board, or the Plan Committee or the Management Committee, as applicable.
      3.2     Powers of Committee.
      Subject to the express provisions of the Plan, the Committee has full and final authority and sole discretion as follows:

(a) to determine when, to whom and in what types and amounts Awards should be granted and the terms and conditions applicable to each Award, including the benefit payable under any SAR, and whether or not specific Awards shall be granted in connection with other specific Awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards;

(b) to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Restricted Shares (including Restricted Shares acquired upon the exercise of an Option) shall be forfeited and whether such shares shall be held in escrow;

(c) to construe and interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan;

(d) to make, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Awards upon the Termination of Affiliation of a Grantee;

(e) to determine the terms and conditions of all Award Agreements (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment which (i) does not adversely affect the rights of the Grantee, or (ii) is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new or change in existing applicable law;

(f) to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefore;

(g) to accelerate the exercisability (including exercisability within a period of less than six months after the Grant Date) or the vesting of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a Termination of Affiliation;

(h) subject to Section 5.3, to extend the time during which any Award or group of Awards may be exercised;

(i) to make such adjustments or modifications to Awards to Grantees working outside the United States as are advisable to fulfill the purposes of the Plan or to comply with applicable local law;

(j) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee; and

(k) to take any other action with respect to any matters relating to the Plan for which it is responsible.
      All determinations on all matters relating to the Plan or any Award Agreement may be made in the sole and absolute discretion of the Committee, and all such determinations of the Committee shall be final, conclusive and binding on all Persons. No member of the Committee shall be liable for any action or determination made with respect to the Plan or any Award.
ARTICLE 4
SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS
      4.1     Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for issuance under the Plan shall be 15,000,000. No more than 5,000,000 of the shares reserved for issuance pursuant to the preceding sentence shall be issued as restricted stock, restricted stock units or stock awards. Notwithstanding anything herein to the contrary, all Shares subject to a SAR award that are settled in Shares shall be counted in full against the number of shares reserved for issuance under the Plan. The number of Shares for which Awards may be granted to any Grantee on any Grant Date, when aggregated with the number of Shares for which Awards have previously been granted to such Grantee in the same calendar year, shall not exceed one percent (1%) of the total Shares outstanding as of such Grant Date; provided, however, that the total number of Shares for which Awards may be granted to any Grantee in any calendar year shall not exceed 2,000,000. For purposes of determining the maximum for a Grantee under the preceding sentence, any Award of Shares that the Grantee receives under the Company’s Employment Inducement Award Plan shall be treated as if it were an Award of Shares under this Plan. Determinations made in respect of the limitation set forth above shall be made in a manner consistent with Section 162(m) of the Code. If any Shares subject to an Award granted hereunder are forfeited, terminated, expired or canceled or such Award otherwise terminates without the issuance of such Shares or of other consideration in lieu of such Shares, the Shares subject to such Award, to the extent of any such forfeiture, termination, expiration or cancellation shall again be available for grant under the Plan (without a charge against the aggregate number of Shares available for issuance hereunder). The Committee may from time to time determine the appropriate methodology for calculating the number of Shares (i) issued pursuant to the

Plan, and (ii) granted to any Grantee pursuant to the Plan. Shares issued pursuant to the Plan may be treasury Shares or newly-issued Shares.
      4.2     Adjustments in Authorized Shares. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, cancel an outstanding Award, in exchange for, if deemed appropriate, a cash payment to the holder of an outstanding Award or the substitution of other property for Shares subject to an outstanding Award; provided, in each case that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, that with respect to Options and SARs, such adjustment shall be made in accordance with the provisions of Section 424(h) of the Code; and, provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
ARTICLE 5
ELIGIBILITY AND GENERAL CONDITIONS OF AWARDS
      5.1     Eligibility. The Committee may grant Awards to any Eligible Person, whether or not he or she has previously received an Award.
      5.2     Grant Date. The Grant Date of an Award shall be the date on which the Committee grants the Award or such later date as specified by the Committee.
      5.3     Maximum Term. Except with respect to an Option Award, the term during which an Award may be outstanding shall under no circumstances extend more than 10 years after the Grant Date, and shall be subject to earlier termination as herein provided.
      5.4     Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award (which need not be the same for each grant or for each Grantee) shall be set forth in an Award Agreement.
      5.5     Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise or vesting of an Award as it may deem advisable, including restrictions under applicable federal securities laws.
      5.6     Termination of Affiliation. Except as otherwise provided by the Committee or in the applicable Award Agreement, and subject to the provisions of Article 15, the extent to which the Grantee shall have the right to exercise, vest in, or receive payment in respect of an Award following Termination of Affiliation shall be determined in accordance with the following provisions of this Section 5.6.

(a) For Cause. If a Grantee has a Termination of Affiliation for Cause, (i) the Grantee’s Restricted Shares that are forfeitable shall thereupon be forfeited, subject to the provisions of Section 8.4 regarding repayment of certain amounts to the Grantee; and (ii) any unexercised Option or SAR shall terminate effective immediately upon such Termination of Affiliation.

(b) On Account of Death or Disability. If a Grantee has a Termination of Affiliation on account of death or Disability, then:

(1) the Grantee’s Restricted Shares that were forfeitable shall thereupon become nonforfeitable; and

(2) any unexercised Option or SAR, whether or not exercisable on the date of such Termination of Affiliation, may be exercised, in whole or in part, within the first 12 months after such Termination of Affiliation (but only during the option term) and shall terminate immediately thereafter; such Option or SAR may be exercised to the extent permitted under this section by the Grantee or, after his or her death, by (i) his or her personal representative or the person to whom the Option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or (ii) the Grantee’s beneficiary designated in accordance with Article 12.

(c) On Account of Retirement. If a Grantee has a Termination of Affiliation on account of Retirement, then:

(1) any unexercised Option or SAR, whether or not exercisable on the date of such Termination of Affiliation, may be exercised, in whole or in part, within the first five years after such Termination of Affiliation (but only during the option term) and shall terminate immediately thereafter; such Option or SAR may be exercised to the extent permitted under this section by the Grantee or, after his or her death, by (i) his or her personal representative or the person to whom the Option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or (ii) the Grantee’s beneficiary designated in accordance with Article 12.

(d) Any Other Reason. If a Grantee has a Termination of Affiliation for any reason other than for Cause, death, Disability or Retirement, then:

(1) the Grantee’s Restricted Shares, to the extent forfeitable on the date of the Grantee’s Termination of Affiliation, shall be forfeited on such date;

(2) if such Termination of Affiliation is the result of the Grantee’s voluntary termination of employment, any unexercised Option or SAR, to the extent not exercisable immediately before the Grantee’s Termination of Affiliation shall terminate immediately upon such Termination of Affiliation, and to the extent exercisable immediately before the Grantee’s Termination of Affiliation, may be exercised in whole or in part, not later than three months after such Termination of Affiliation (but only during the option term) and shall terminate immediately thereafter; such Option or SAR may be exercised to the extent permitted under this section by the Grantee or, after his or her death, by (i) his or her personal representative or the person to whom the Option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or (ii) the Grantee’s beneficiary designated in accordance with Article 12; and

(3) if such Termination of Affiliation is the result of the Grantee’s termination of employment by the Company or a Subsidiary (other than for Cause), then, any unexercised Option, whether or not exercisable immediately before the Grantee’s Termination of Affiliation, may be exercised in whole or in part, not later than three months after such Termination of Affiliation (but only during the option term) and shall terminate immediately thereafter; such Option or SAR may be exercised to the extent permitted under this section by the Grantee or, after his or her death, by (i) his or her personal representative or the person to whom the Option is transferred by will or the applicable laws of descent and distribution, or (ii) the Grantee’s beneficiary designated in accordance with Article 12.
      5.7     Nontransferability of Awards.
      (a) Except as provided in Section 5.7(c) below, each Award, and each right under any Award, shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative.
      (b) Except as provided in Section 5.7(c) below, no Award (prior to the time, if applicable, Shares are issued in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, to the Company), and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
      (c) To the extent and in the manner permitted by the Committee, and subject to such terms, conditions, restrictions or limitations that may be prescribed by the Committee, a Grantee may transfer an Award (other than an Incentive Stock Option) to (i) a spouse, sibling, parent, child (including an adopted child) or grandchild (any of which, an “Immediate Family Member”) of the Grantee; (ii) a trust, the primary beneficiaries of which consist exclusively of the Grantee or Immediate Family Members of the Grantee; or (iii) a corporation, partnership or similar entity, the owners of which consist exclusively of the Grantee or Immediate Family Members of the Grantee.
      5.8     Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or if the Grantee has a Termination of Affiliation for Cause.
      5.9     Loans and Guarantees. The Committee may, subject to applicable law, (i) allow a Grantee to defer payment to the Company of all or any portion of the option price of an Option or the purchase price of Restricted Shares, or (ii) cause the Company to loan to the Grantee, or guarantee a loan from a third party to the Grantee for, all or any portion of the option price of an Option or the purchase price of Restricted Shares or all or any portion of any taxes associated with the exercise of, nonforfeitability of, or payment of benefits in connection with, an Award. Any such payment deferral, loan or guarantee by the Company shall be on such terms and conditions as the Committee may determine. Notwithstanding the foregoing, the Company shall not loan to the Grantee, or guarantee a loan from a third party to the Grantee, as described in the preceding sentence, if such loan is prohibited under Section 402 of the Sarbanes-Oxley Act of 2002, as may be amended.
ARTICLE 6
STOCK OPTIONS
      6.1     Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Without in any manner limiting the generality of the foregoing, the Committee may grant to any Eligible Person, or permit any Eligible Person to elect to receive, an Option in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under this Plan or otherwise) which such Eligible Person may be eligible to receive from the Company or a Subsidiary.
      6.2     Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the option price, the option term, the number of shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine. In no event shall the Option be exercisable for a period of more than seven (7) years from its Grant Date, provided that it may be subject to earlier termination as provided herein or in the applicable Award Agreement.
      6.3     Option Price. The option price of an Option under this Plan shall be determined by the Committee, and shall be equal to or more than 100% of the Fair Market Value of a Share on the Grant Date; provided, however, that any Option that is (x) granted to a Grantee in connection with the acquisition (“Acquisition”), however effected, by the Company of another corporation or entity (“Acquired Entity”) or the assets thereof, (y) associated with an option to purchase shares of stock of the Acquired Entity or an affiliate thereof (“Acquired Entity Option”) held by such Grantee immediately prior to such Acquisition, and (z) intended to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Option (“Substitute Option”) may, to the extent necessary to achieve such preservation of economic value, be granted with an option price that is less than 100% of the Fair Market Value of a Share on the Grant Date, provided that such grant is made in a manner that will not result in the Substitute Option being subject to the requirements of Section 409A of the Code.

      6.4     Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may designate that such Option shall be made subject to additional restrictions to permit it to qualify as an “incentive stock option” under the requirements of Section 422 of the Code. Any Option designated as an Incentive Stock Option shall, to the extent required by Section 422 of the Code:

(a) if granted to a 10% Owner, have an option price not less than 110% of the Fair Market Value of a Share on its Grant Date;

(b) be exercisable for a period of not more than seven (7) years (five years in the case of an Incentive Stock Option granted to a 10% Owner) from its Grant Date, and be subject to earlier termination as provided herein or in the applicable Award Agreement;

(c) not have an aggregate Fair Market Value (as of the Grant Date of each Incentive Stock Option) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee’s employer or any parent or Subsidiary thereof (“Other Plans”)) are exercisable for the first time by such Grantee during any calendar year, determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the “$100,000 Limit”);

(d) if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the portion of such grant which is exercisable for the first time during any calendar year (“Current Grant”) and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during the same calendar year (“Prior Grants”) would exceed the $100,000 Limit be exercisable as follows:

(1) the portion of the Current Grant which would, when added to any Prior Grants, be exercisable with respect to Shares which would have an aggregate Fair Market Value (determined as of the respective Grant Date for such options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and

(2) if, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the preceding provisions of this Section during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an Incentive Stock Option, but shall be exercisable as an Option which is not an Incentive Stock Option at such date or dates as are provided in the Current Grant;

(e) be granted within seven (7) years from the earlier of the date the Plan is adopted or the date the Plan is approved by the stockholders of the Company; and

(f) by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, in any manner permitted by the Plan and specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death.
      Any Option designated as an Incentive Stock Option shall also require the Grantee to notify the Committee of any disposition of any Shares issued pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) (any such circumstance, a “Disqualifying Disposition”), within 10 days of such Disqualifying Disposition.
      Notwithstanding Section 3.2(e), the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

      6.5     Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means subject to the approval of the Committee:

(a) cash, personal check or wire transfer;

(b) Shares, valued at their Fair Market Value on the date of exercise;

(c) Restricted Shares, each such Share valued at the Fair Market Value of a Share on the date of exercise;

(d) subject to applicable law, pursuant to procedures approved by the Committee, through the sale of the Shares acquired on exercise of the Option, valued at their Fair Market Value in the date of exercise, sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise; or

(e) when permitted by the Committee, payment may also be made in accordance with Section 5.9.
      If any Restricted Shares (“Tendered Restricted Shares”) are used to pay the option price, a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.
ARTICLE 7
STOCK APPRECIATION RIGHTS
      7.1     Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to any Eligible Person at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination thereof. The Committee shall determine the number of SARs granted to each Grantee (subject to Article 4), the Strike Price thereof, and, consistent with Section 7.2 and the other provisions of the Plan, the other terms and conditions pertaining to such SARs.
      7.2     Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Award upon the surrender of the right to exercise the equivalent portion of the related Award. A Tandem SAR may be exercised only with respect to the Shares for which its related Award is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR, (i) the Tandem SAR will expire no later than the expiration of the underlying Option; (ii) the value of the payout with respect to the Tandem SAR may be for no more than 100% of the difference between the option price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the Option exceeds the option price of the Option.
      7.3     Payment of SAR Amount. Upon exercise of an SAR, the Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) the excess of the Fair Market Value of a Share on the date of exercise over the Strike Price; by

(b) the number of Shares with respect to which the SAR is exercised;

provided that the Committee may provide in the Award Agreement that the benefit payable on exercise of an SAR shall not exceed such percentage of the Fair Market Value of a Share on the Grant Date as the Committee shall specify. The payment upon exercise of a Freestanding SAR or Tandem SAR shall be in Shares which have an aggregate Fair Market Value (as of the date of exercise of the SAR) equal to the amount of the payment. As provided by the Committee in the Award Agreement, the payment upon exercise of a Freestanding SAR may alternatively be in cash provided that such Freestanding SAR is structured in a manner that the cash payment complies with Section 409A of the Code.

ARTICLE 8
RESTRICTED SHARES
      8.1     Grant of Restricted Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Committee shall determine.
      8.2     Award Agreement. Each grant of Restricted Shares shall be evidenced by an Award Agreement that shall specify the period(s) of restriction, the number of Restricted Shares granted, and such other provisions as the Committee shall determine including, with respect to each Restricted Share that is also a Share Unit, the time and form of payment of such Restricted Share; provided, however, that with respect to Restricted Shares that are also Share Units, if such Share Units would be subject to Section 409A of the Code, the provisions of such Share Unit shall comply with the requirements set forth in Section 409A of the Code.
      8.3     Restrictions. The Committee may impose such conditions and/or restrictions on any Restricted Shares granted pursuant to the Plan as it may deem advisable, including restrictions based upon the achievement of Performance Measures, the achievement of individual performance goals, time-based restrictions on vesting, and/or restrictions under applicable securities laws. If vesting conditions relate exclusively to the passage of time and continued employment, then, except for grants to newly hired employees or newly engaged consultants or directors, such time period shall not be less than 36 months, with 1/3 of the Award vesting every 12 months from the date of the Award, subject to Article 15 and Sections 5.6 and 8.4 of the Plan.
      8.4     Retirement. Unless otherwise provided by the Committee, the Grantee’s Restricted Shares shall become nonforfeitable upon the Grantee having both attained age fifty-five (55) and completed at least ten (10) years of service with the Company or a Subsidiary; provided, however, that, notwithstanding anything to the contrary contained in Section 5.7, such Shares that become nonforfeitable pursuant to this provision shall be nontransferable until the Grantee’s Retirement.
      8.5     Consideration. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares, which shall be (except with respect to Restricted Shares that are treasury shares) at least the Minimum Consideration for each Restricted Share. Such payment shall be made in full by the Grantee before the delivery of the shares or share units and in any event no later than 10 business days after the Grant Date for such shares or share units.
      8.6     Effect of Forfeiture. If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or share units or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of a Share or Share Unit on the date of such forfeiture. The Company shall pay to the Grantee the required amount as soon as is administratively practical. Such Restricted Shares shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Shares.
      8.7     Escrow; Legends. The Committee may provide that the certificates for any Restricted Shares (x) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited and/or (y) shall bear an appropriate legend restricting the transfer of such Restricted Shares. If any Restricted Shares become nonforfeitable, the Company shall cause any certificates for such Shares to be issued without such legend.

ARTICLE 9
BENEFICIARY DESIGNATION
      Each Grantee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.
ARTICLE 10
DEFERRALS
      The Committee may require or permit Grantees to elect to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the exercise of an Option or SAR or the lapse or waiver of restrictions with respect to Restricted Shares under such rules and procedures as established under the Plan or such other rules and procedures as the Committee shall establish; provided, however, to the extent that such deferral is subject to Section 409A of the Code the rules and procedures established by the Committee shall comply with Section 409A of the Code. Except as otherwise provided in an Award Agreement, any payment or any Shares that are subject to such deferral shall be made or delivered to the Grantee upon the Grantee’s Termination of Affiliation.
ARTICLE 11
RIGHTS OF EMPLOYEES/ DIRECTORS/ CONSULTANTS
      11.1     Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Grantee’s employment, directorship or consultancy at any time, nor confer upon any Grantee the right to continue in the employ or as a director or consultant of the Company.
      11.2     Participation. No employee, director or consultant shall have the right to be selected to receive an Award under the Plan or, having been so selected, to be selected to receive a future Award.
      11.3      Dividend Equivalents. Subject to the provisions of the Plan and any Award, the recipient of an Award (including any Award deferred in accordance with procedures established pursuant to Article 13) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, property, or other property dividends on shares of Common Stock (“Dividend Equivalents”) with respect to the number of shares of Common Stock covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares or otherwise reinvested; provided, however, that if such payment of dividends or Dividend Equivalents would be subject to Section 409A of the Code, no such payment may be made if it would fail to comply with the requirements set forth in Section 409A of the Code.
ARTICLE 12
CHANGE OF CONTROL
      12.1     General Rules. Except as otherwise provided in an Award Agreement, if a Change of Control occurs, then:

(a) the Grantee’s Restricted Shares that were forfeitable shall thereupon become nonforfeitable; and

(b) any unexercised Option or SAR, whether or not exercisable on the date of such Change of Control, shall thereupon be fully exercisable and may be exercised, in whole or in part.
      12.2     409A Exception. With respect to each Award that is subject to Section 409A of the Code, if a Change in Control would have occurred under the Plan pursuant to the definition in Section 2.8 except that such Change in Control does not constitute a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company under Section 409A, then each such Award shall become vested and non-forfeitable; provided; however, that the Grantee shall not be able to exercise the Award, and the Award shall not become payable, except in accordance with the terms of such Award or until such earlier time as the exercise and/or payment complies with Section 409A of the Code.
ARTICLE 13
AMENDMENT, MODIFICATION AND TERMINATION
      13.1     Amendment, Modification, and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part. To the extent applicable and required by Code Sections 162(m) or 422 or the rules of the New York Stock Exchange (or such other exchange upon which the Company lists its shares for trading) or any other applicable law, rule or regulation, no amendment and no transaction that would constitute a repricing shall be effective unless approved by the Company’s stockholders. The Board may delegate to the Plan Committee any or all of the authority of the Board under Section 13.1 to alter, amend, suspend or terminate the Plan.
      13.2     Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.2) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s meeting the requirements of the Performance-Based Exception.
      13.3     Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award.
ARTICLE 14
WITHHOLDING
      14.1     Withholding.
      (a) Mandatory Tax Withholding.

(1) Whenever, under the Plan, Shares are to be delivered upon exercise or payment of an Award or upon Restricted Shares becoming nonforfeitable, or any other event with respect to rights and benefits hereunder, the Company shall be entitled to require (i) that the Grantee remit an amount in cash, or if determined by the Committee, Shares, sufficient to satisfy all federal, state, local and foreign tax withholding requirements related thereto (“Required Withholding”), (ii) the withholding of such Required Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan or (iii) any combination of the foregoing.

(2) Any Grantee who makes a Disqualifying Disposition or an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting Required Withholding; provided that, in lieu of or in addition to the foregoing, the Company shall have the right to withhold such Required Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan.

      (b) Elective Share Withholding.

(1) Subject to subsection 14.1(b)(2), a Grantee may elect the withholding (“Share Withholding”) by the Company of a portion of the Shares subject to an Award upon the exercise of such Award or upon Restricted Shares becoming non-forfeitable or upon making an election under Section 83(b) of the Code (each, a “Taxable Event”) having a Fair Market Value equal to (i) the minimum amount necessary to satisfy Required Withholding liability attributable to the Taxable Event; or (ii) with the Committee’s prior approval, a greater amount, not to exceed the estimated total amount of such Grantee’s tax liability with respect to the Taxable Event.

(2) Each Share Withholding election shall be subject to the following conditions:

(i) any Grantee’s election shall be subject to the Committee’s discretion to revoke the Grantee’s right to elect Share Withholding at any time before the Grantee’s election if the Committee has reserved the right to do so in the Award Agreement;

(ii) the Grantee’s election must be made before the date (the “Tax Date”) on which the amount of tax to be withheld is determined; and

(iii) the Grantee’s election shall be irrevocable.
      14.2     Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter prior to such an election being made, prohibit a Grantee from making the election described above.
ARTICLE 15
SUCCESSORS
      All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.
ARTICLE 16
ADDITIONAL PROVISIONS
      16.1     Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.
      16.2     Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
      16.3     Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company shall not be obligated to deliver any Shares or other benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.
      16.4     Securities Law Compliance.
      (a) If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Shares acquired pursuant to Awards under the Plan as it may deem advisable. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1993, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company evidence satisfactory to the Company that such registration is not required.
      (b) If the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any stock exchange upon which any of the Company’s equity securities are listed, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.
      16.5     No Rights as a Stockholder. A Grantee shall not have any rights as a stockholder of the Company with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Restricted Shares, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Shares. Stock dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Committee may provide for payment of interest on deferred cash dividends.
      16.6     Nature of Payments. Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Subsidiary or (b) any agreement between (i) the Company or any Subsidiary and (ii) the Grantee, except as such plan or agreement shall otherwise expressly provide.
      16.7     Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware other than its laws respecting choice of law.
      16.8     Code Section 409A Compliance. Notwithstanding any provision of the Plan, to the extent that any Award would be subject to Section 409A of the Code, no such Award may be granted if it would fail to comply with the requirements set forth in Section 409A of the Code. To the extent that the Committee determines that the Plan or any Award is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, notwithstanding anything to the contrary contained in the Plan or in any Award Agreement, the Committee, reserves the right to amend or terminate the Plan and/or amend, restructure, terminate or replace the Award in order to cause the Award to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

APPENDIX D
SUMMARY OF THE COMPENSATION ARRANGEMENT FOR
THE COMPANY’S CHIEF EXECUTIVE OFFICER

Base Salary:	$800,000, payable semi-monthly
Bonus Incentive Target:	$2,000,000, payable annually*
Long Term Incentive Award Target:	$3,700,000, payable annually*

*	Actual payments may be less than or greater than the target amount. Payments are subject to approval by the Compensation Committee or the Board of Directors and subject to achievement of performance target levels under the 2005 executive variable compensation plan in compliance with Section 162(m) of the Internal Revenue Code.
      Mr. Steven L. Scheid is also entitled to all welfare and retirement benefits offered to other senior executives of Janus.
      Following termination of employment for any reason, Mr. Scheid will receive full health insurance coverage for a period of three (3) years.
      Upon a change of control of Janus, Mr. Scheid will receive his full base salary and target bonus for the year, and his long-term incentive awards will vest in full.
      Non-compete: for one year following termination of employment as Chief Executive Officer, Mr. Scheid cannot serve as a director or executive officer of any other asset management firm. Further, for one year after leaving as a director of Janus, Mr. Scheid cannot solicit employees or clients of Janus.

D-1